Exhibit 2.1

DATE:             13 November    2021

AGREEMENT FOR THE SALE AND PURCHASE OF

THE ENTIRE ISSUED SHARE CAPITAL OF

TIGER TOPCO 1 LIMITED

Between

(1) THE SELLERS (AS DEFINED HEREIN)

(2) NON-SELLER MANAGEMENT LOAN NOTE HOLDERS (AS DEFINED HEREIN)

(3) TIGER FINANCING (AS DEFINED HEREIN)

and

(4) THE PURCHASER (AS DEFINED HEREIN)

THIS AGREEMENT is made on                         13 November                     2021

BETWEEN:

(1)	THE SEVERAL PERSONS whose respective names and addresses are set out in Part 1 to Part 5 (inclusive) of Schedule 1 (the “Sellers”);

(2)	THE SEVERAL PERSONS whose respective names and addresses are set out in Part 6 of Schedule 1 (the “Non-Seller Management Loan Note Holders”);

(3)	TIGER VI FINANCING S.À R.L., a company incorporated in Luxembourg as a “société à responsabilité limitée with registration number B 205839 (“Tiger Financing”); and

(4)

SCI BIDCO LIMITED, a company incorporated in Jersey, Channel Islands (registered number 139295) whose registered office is at Aztec Group House, 11-15 Seaton Place, St Helier, Jersey JE4 0QH (“Purchaser”).

RECITALS:

(A)	The Company (as defined below) is a private company limited by shares. Further details about the Company are set out in Part 1 of Schedule 2.

(B)	The Sellers wish to sell and the Purchaser wishes to purchase the entire issued share capital of the Company on and subject to the terms of this Agreement.

(C)

The EBT Trustee Seller is entering into this Agreement in its capacity as trustee of the EBT and the owner of the legal title and joint beneficial title to certain of the Shares. (D) Tiger Financing is entering into this Agreement in its capacity as a holder of PIK Loan Notes and Warrants (each as defined below).

(E)

Each Rollover Seller will reinvest part of their proceeds from the Transaction by way of receiving the Purchaser Securities which, subject to and conditional upon the exercise of the options granted under the Put and Call Option Deed, may be exchanged for securities in a member of the Purchaser’s Group.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, the following words and expressions shall have the following meanings unless otherwise stated:

“Accounts” means the consolidated audited annual accounts of the Group as at and for the financial year ended on the Accounts Date;

“Accounts Date” means 31 December 2020;

“Associate” means any person who at any relevant time is connected with that person within the meaning of sections 1122 to 1124 Corporation Tax Act 2010 except that the Institutional Seller shall not be treated as an Associate of any member of the Group or the Purchaser’s Group and or any other person who might be otherwise termed connected with the Institutional Seller by section 1122(4) Corporation Tax Act 2010 in relation to the sale of the Shares contemplated by this Agreement and/or related financing or investment arrangements and provided that, in respect of any Seller that is an individual, references to a “relative” in sections 1122 to 1124 Corporation Tax Act 2010 shall be deemed to include lineal descendants by blood or adoption and step-descendants of that individual. For the avoidance of doubt, the EBT Trustee Seller shall not be considered an Associate of any Group Company and no Group Company shall be considered an Associate of the EBT Trustee Seller;

“Bank Account” means in respect of each Seller and Non-Seller Management Loan Note Holder, the bank account with such details as are notified by them to (and verified by them with) the Group and other relevant parties to this Agreement for the purposes of receiving the payments to be made to them on or following Completion under Schedule 3;

“Bank Debt” means the aggregate amount outstanding under the Facility Agreement as at the date of Completion, inclusive of all principal and interest outstanding, break costs and all other fees, costs or charges of any nature such as termination or early repayment penalties to the extent crystallised at Completion and payable in order to redeem the Facility Agreement;

“Base Management Loan Note Amount” means £5,941,506 (being an amount equal to the aggregate principal amount outstanding under the Management Loan Notes plus all accrued, but unpaid, interest thereon to (and including) the Locked Box Date;

“Base PIK Loan Note Amount” means £217,183,535.03 (being an amount equal to the aggregate principal amount outstanding under the PIK Loan Notes plus all accrued, but unpaid, interest thereon to (and including) the Locked Box Date;

“Business” means any trade or business carried on by the Group at any time during the period of 12 months prior to Completion;

“Business Day” means a day that is not a Saturday or Sunday or a public holiday in England, Luxembourg and Michigan (United States of America);

“Business Information” means any and all information or data of or relating to the Group and/or its business or assets which is of a confidential nature (whether in oral, written, magnetic, electronic, digital or any other form and whether marked confidential or not), provided always that Business Information shall not include any information that is in the public domain on the date of this Agreement or comes into the public domain other than through any breach by any Seller or any of its Associates of any obligation or duty of confidentiality;

“Business Plan” means the business plan of the Group dated October 2021, a copy of which has been made available to the Purchaser;

“Business Warranties” means the business warranties provided to the Purchaser pursuant to the terms of the Warranty Deed;

“Capex Forecasts” means the capital expenditure forecasts included in the Business Plan;

“Company” means Tiger Topco 1 Limited, a private company limited by shares incorporated in England and Wales with registered number 10500425;

“Company Account” means the bank account of the Company and/or any other member of the Group, with such details as are notified by it to (and verified by it with) the relevant parties to this Agreement for the purpose of receiving payments to be made to it on Completion under Schedule 3 and other payments under this Agreement;

“Company Completion Payment” means an amount in £ equal to:

(a)	such amount of the Cash Consideration as is payable to the Sellers (other than the Institutional Seller); plus

(b)	the Management Loan Note Redemption Amount; less

(c)	an amount equal to:

(i)	the aggregate Loan Amount; plus

(ii)	the aggregate Warrants Deduction Amount.

“Completion” means completion of the sale and purchase of the Shares in accordance with this Agreement;

“Completion Date” means:

(a)	the date falling seven (7) Business Days after the satisfaction of the Condition pursuant to clause 6; or

(b)	such other date as agreed between the Institutional Seller and the Purchaser in writing or to which Completion is deferred pursuant to clause 9.4.1;

“Condition” means the FCA granting (or being deemed to grant) approval, whether or not subject to any conditions, in accordance with section 189(4), 189(6) or 189(7) of the Financial Services and Markets Act 2000 (“FSMA”), to the Purchaser and to any other person who would be on Completion, acquiring or increasing control in any Group Company which is a UK authorised person, as such terms are defined in FSMA and the FSMA (Controllers) (Exemption) Order 2009;

“Consideration” shall have the meaning given to it in clause 3.1;

“Consideration Adjustment Schedule” shall have the meaning given to it in clause 8.1;

“Covenantors” means Jeffrey Sills, Antony Clish, Chris Ling, Richard Ullman and Nicholas Harrington-Simpson (each a “Covenantor”);

“COVID-19 Pandemic” means the global pandemic caused by the infectious disease known as COVID-19 and officially classified as a pandemic by the World Health Organization on 12 March 2020;

“Daily Amount” means an amount equal to £28,673.13;

“Data Room” has the meaning given to it in the Warranty Deed;

“Data Room Index” has the meaning given to it in the Warranty Deed;

“Data Room USB” has the meaning given to it in the Warranty Deed;

“Disclosed” has the meaning given to it in the Warranty Deed;

“Disclosure Bundle” has the meaning given to it in the Warranty Deed;

“Disclosure Documents” has the meaning given to it in the Warranty Deed;

“Disclosure Letter” has the meaning given to it in the Warranty Deed;

“EBT” means the Park Holidays Employee Benefit Trust;

“EBT Letter of Wishes” means the letter of wishes entered into between the Company, Park Holidays UK Limited and the EBT Trustee Seller on or around the date hereof;

“EBT Participant Sellers” means the individuals whose names and addresses are set out in Part 4 of Schedule 1;

“EBT Trustee Deed” means the trust deed relating to the establishment of the EBT entered into between the Company and Intertrust Employee Benefit Trustee Limited dated 15 April 2021;

“EBT Trustee Seller” means the entity whose name and address is set out in Part 5 of Schedule 1;

“Encumbrance” means any interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement, or any agreement, obligation or commitment to create, grant, give or permit to subsist any of the above;

“Exchange Rate” means with respect to the conversion of a particular currency into another currency on a particular date, the closing mid-point rate for conversion of the first currency into that other currency on that date or, if that date is not a Business Day, on the first Business Day after that date, in both cases as set out in the London edition of the Financial Times containing exchange rates applicable to the relevant Business Day;

“Facility Agreement” means a term and revolving facilities agreement dated 17 December 2016, as amended and restated on 6 October 2017, 14 September 2018 and 7 May 2020 and as amended by way of an amendment letter dated 4 November 2020 and made between, among others, Tiger Midco Limited as parent Barclays Bank Plc, Crédit Agricole Corporate and Investment Bank, HSBC UK Bank Plc, The Royal Bank of Scotland Plc acting as agent for National Westminster Bank Plc, Santander UK Plc and Sumitomo Mitsui Banking Corporation Europe Limited, The Royal Bank of Scotland plc as agent and NatWest Markets Plc (formerly known as The Royal Bank of Scotland Plc) as security agent;

“Finance Parties” has the meaning given to it in clause 18.2;

“FCA” means the UK Financial Conduct Authority and any successor authority;

“Fundamental Warranties” the warranties given by the Sellers (as applicable) pursuant to clauses 10.1 to 10.3 (inclusive) of this Agreement;

“Group” means collectively the Company and each of the Subsidiaries (and a reference to “Group Company” shall be construed accordingly);

“HMRC” means HM Revenue and Customs;

“Institutional Seller” means the person whose name is set out in Part 1 of Schedule 1;

“Institutional Seller Account” means the bank account of the Institutional Seller, with such details as are notified by it to (and verified by it with) the relevant parties to this Agreement for the purpose of receiving payments to be made to it on Completion under Schedule 3 and other payments under this Agreement;

“Institutional Seller Completion Payment” means the amount of the Cash Consideration which is payable to the Institutional Seller, as is set out opposite the name of the Institutional Seller in cell X73 of the ‘Jaguar SAS’ tab of the Securities Allocation Schedule;

“Leakage” means any of the following which occur in the Locked Box Period:

(a)

any Encumbrance being granted, created or allowed to arise by any Group Company over any of its assets, rights or interests in favour or for the benefit of any Seller or any Leakage Party of such Seller, or the entitlement of any Seller or any Leakage Party of such Seller for such Encumbrance to be granted, created or allowed to arise, or payments in respect thereof from a Group Company;

(b)

any dividend or other distribution (whether in cash, stock or in kind or profits, capital or assets) being authorised, declared, paid or made by a Group Company to or for the benefit of any Seller or any Leakage Party of such Seller;

(c)

any payment being made by a Group Company to or for the benefit of any Seller or any Leakage Party of such Seller as a result of any share or loan capital or other equity security in a Group Company being issued, redeemed, sub-divided, consolidated, returned, purchased or repaid, or any other return of capital;

(d)

any assets being transferred or surrendered or liabilities assumed, indemnified, discharged, incurred or guaranteed, in each case by any Group Company to or for the benefit of any Seller or any Leakage Party of such Seller, including the provision by any Group Company of any security, indemnity, guarantee or surety for any liability of any Seller or any Leakage Party of such Seller;

(e)	any Group Company waiving or releasing all or any part of any outstanding debt, liability, benefit or amount owed to it by any Seller or any Leakage Party of such Seller;

(f)

any Group Company entering into any transaction or arrangement (or making any variation to any arrangement or agreement) with any Seller or any Leakage Party of a Seller other than in the ordinary course of conduct of the Group Company’s business and on arm’s length commercial terms;

(g)	any management charge, service fee or other similar fee levied by, or for the account of, a Seller or any Leakage Party of such Seller against any member of the Group;

(h)

any Group Company paying or incurring or becoming liable (whether conditionally or not) for: (i) any finder’s fees, brokerages or other commissions or any fees, costs or expenses (including for the avoidance of doubt professional, advisory, consultancy and/or investment banking fees, costs, expenses or commissions) in respect of or as a result of the transactions contemplated by this Agreement, together with all Tax on such amounts, in excess of £3,000,000 in the aggregate; or (ii) any bonuses, fees, or other sums, or grant of any benefits, to or for the benefit of a Seller, any Leakage Party of such Seller, or an employee of, or any person whose services are made available (as a consultant or otherwise) to, any Group Company, in connection with or contingent upon the transactions contemplated by this Agreement, together with any Tax payable by a Group Company thereon (including, in particular, any employer or any employer’s portion of any Tax (including national insurance contributions, or any other relevant employer social security contributions, apprenticeship levy, or employment taxes or contributions)) (any such amounts referred to in this sub-paragraph (h) being deemed for this purpose to have been paid to the Sellers in proportion to the consideration due to them under clause 3.1);

(i)

any emoluments (including salary, fees, bonuses and pension contributions) and expenses being paid or accrued to the Sellers or any Leakage Party of such Seller by, or on behalf of a Group Company in the performance of the employment, consultancy or other appointment, of such Seller or Leakage Party of such Seller with a Group Company;

(j)

the agreement or undertaking by any Group Company during the Locked Box Period to do or implement any of the matters set out in (a) to (i) above (whether the doing or implementing of such matter is to occur during or after the Locked Box Period); and

(k)	all Tax paid, incurred or payable by any Group Company as a result of any matter referred to in (a) to (j) above (excluding any recoverable VAT),

but in all cases excluding Permitted Leakage;

“Leakage Party” means any Associate of a Seller;

“Loan Amount” means:

(a)	in respect of Chris Ling, the principal amount of £98,600.00 plus any accrued interest thereon loaned to him by Tiger Bidco pursuant to a loan agreement dated 15 April 2021; and

(b)	in respect of Craig Davies, the principal amount of £39,453.00 plus any accrued interest thereon loaned to him by Tiger Bidco pursuant to a loan agreement dated 3 April 2021;

“Locked Box Accounts” means the unaudited balance sheet of the Group, in agreed form, as at the Locked Box Date;

“Loan Note Holder” means each holder of PIK Loan Notes or Management Loan Notes;

“Loan Notes” means the PIK Loan Notes and Management Loan Notes;

“Locked Box Date” means 30 April 2021; “Locked Box Period” means the period commencing on the date immediately following the Locked Box Date and ending on (and including) the Completion Date;

“Management Loan Note Locked Box Period Accrual” means an amount equal to all accrued, but unpaid, interest on all Management Loan Notes from (and excluding) the Locked Box Date to (and including) the Completion Date, the details of which are set out in the Consideration Adjustment Schedule in accordance with clause 8.1.

“Management Loan Note Redemption Amount” means an amount equal to:

(a)	the Base Management Loan Note Amount; plus

(b)	the Management Loan Note Locked Box Period Accrual;

“Management Loan Notes” means the following:

(a)	the £4,437,557 unsecured 10% fixed rate loan notes constituted by a loan note instrument entered into by Tiger Debtco on 8 February 2017; and

(b)	the £670,000 unsecured 10% fixed rate loan notes constituted by a super senior co-investor loan note instrument entered into by Tiger Debtco in 2020;

“Management Sellers” means those persons whose names are set out in Part 2 of Schedule 1 (each a “Management Seller”);

“Management Sellers’ Representative” has the meaning given in clause 20.1;

“Material Contract” has the meaning given to it in the Warranty Deed;

“Material Employee” means a director or officer or other employee of any Group Company who is entitled to a base salary of more than £100,000 (or equivalent) per annum;

“NatWest Security Release” means the pay off letter, deed of release (and HM Land Registry form DS1s for each of the Properties charged by way of legal mortgage to NatWest in connection with the Facility Agreement) and corresponding MR04 form in respect of the full discharge of security and all obligations and liabilities of the Group to NatWest under the Facility Agreement;

“Notified Leakage Amount” has the meaning given to it in clause 12.6;

“Outgoing Directors” means Bernard Coady and Simon Roddis;

“Park Holidays UK Limited” means Park Holidays UK Limited (registered number 02434151), details of which are set out in Part 2 of Schedule 2;

“Permitted Leakage” means the following payments that occur or may occur on or after the Locked Box Date:

(a)

payments of salary, fees, bonuses, pension contributions and other emoluments and expenses made or due to any Seller that are due and payable by, or on behalf of a Group Company in the ordinary course of business in accordance with the terms of their employment or appointment as such terms have been Disclosed;

(b)

payments of non-executive directors’ fees and expenses by, or on behalf of a Group Company in the ordinary course of business in accordance with the terms of the relevant letter of appointment and consultancy arrangements, the terms of which have been Disclosed;

(c)

accrual or payment of any interest or fees pursuant to the Management Loan Notes or PIK Loan Notes but only to the extent that such amounts are included in the PIK Loan Note Redemption Amount or Management Loan Note Redemption Amount, as applicable;

(d)

payment of the professional fees, expenses or other costs paid or agreed to be paid or incurred or owing (in connection with any of the transactions contemplated by the Transaction Documents) by any member of the Group not to exceed the aggregate amount of £3,000,000 (inclusive of applicable VAT);

(e)

the costs of any directors and officers liability insurance or other insurance by or on behalf of a Group Company in the ordinary course of business consistent with past practice not to exceed the aggregate amount of £250,000 (inclusive of applicable insurance premium tax);

(f)

any payment made or agreed to be made pursuant to the express terms of any of the Transaction Documents (including payments of the principal amount together with the accrued but unpaid interest and any fees under the Management Loan Notes and PIK Loan Notes at Completion but only to the extent that such amounts are included in the PIK Loan Note Redemption Amount or Management Loan Note Redemption Amount, as applicable);

(g)

any actions undertaken or payments made by a Group Company at the Purchaser’s written request or with the Purchaser’s written agreement, but only to the extent that such written request or agreement specifically states that the Purchaser acknowledges any agrees that such action or payment constitutes Permitted Leakage;

(h)	any amount of Leakage to the extent reimbursed or repaid by any of the Sellers or Leakage Party of such Seller to a Group Company prior to Completion;

(i)	any amount expressly included as a liability in the Locked Box Accounts;

(j)	payment of fees to the EBT Trustee Seller properly incurred and in the ordinary course of business not to exceed the aggregate amount of £45,000;

(k)	payments made to the EBT Trustee Seller pursuant to any indemnity given by any the Company or Park Holidays UK Limited; and

(l)	any Tax arising in connection with the matters referred to in paragraphs (a) to (i) of this definition;

“PIK Loan Note Locked Box Period Accrual” means an amount equal to all accrued, but unpaid, interest on all PIK Loan Notes from (and excluding) the Locked Box Date to (and including) the Completion Date plus any fees payable pursuant thereto, the details of which are set out in the Consideration Adjustment Schedule in accordance with clause 8.1;

“PIK Loan Note Redemption Amount” means an amount equal to:

(a)	the Base PIK Loan Note Amount; plus

(b)	the PIK Loan Note Locked Box Period Accrual;

“PIK Loan Notes” means the following:

(a)	the £100,562,443 unsecured 10% fixed rate PIK loan notes 2027 constituted by a loan note instrument entered into by Tiger Debtco on 8 February 2017;

(b)	the £15,000,000 unsecured 10% fixed rate PIK loan notes constituted by a super senior investor loan note instrument entered into by Tiger Debtco on 7 May 2020; and

(c)	the £80,000,000 unsecured 10% variable rate PIK loan notes 2031 constituted by a loan note instrument entered into by Tiger Debtco on 18 May 2021;

“Pre-Completion Undertakings” means the pre-completion conduct and undertakings set out in Schedule 5;

“Properties” means the properties short particulars of which are set out in Schedule 4;

“PSC” means, in relation to an undertaking which is required to keep a register of people with significant control over it or equivalent record, a registrable person or registrable relevant legal entity in relation to that undertaking within the meaning of section 790C Companies Act 2006 (with any applicable modifications);

“Purchaser’s Group” means the Purchaser and its group undertakings at any relevant time;

“Purchaser Securities” means the loan notes to be issued by the Purchaser pursuant to clause 3.2.2;

“Purchaser Securities Consideration” means the issue by the Purchaser of the Purchaser Securities to the Rollover Sellers in accordance with clause 3.2.2 and paragraph 5.2 of Schedule 3 to this Agreement;

“Purchaser Securities Instrument” means the loan note instrument in substantially agreed form to be entered into on Completion in accordance with clause 3.2.2 and paragraph 5.2 of Schedule 3 to this Agreement constituting the Purchaser Securities;

“Purchaser’s Solicitors” means Jones Day of 21 Tudor Street, London, EC4Y 0DJ;

“Put and Call Option Deed” means the put and call option deed to be entered into on or around the date of this Agreement, between the Purchaser, each Rollover Seller and Sun Communities Inc. in the agreed form;

“Relevant Sale Shares” means in respect of a Seller, that number and class of Shares set against that Seller’s name in columns C, H, I, J, K, L, and N (rows 6 to 27) of the ‘Equity Ords + Cap Table’ tab of the Securities Allocation Schedule;

“Reorganisation Steps Papers” means the steps paper entitled ‘Tiger Bidco Limited Group Rationalisation’ dated 11 December 2019 and prepared by Grant Thornton UK LLP and the steps paper entitled ‘BL Group – Steps Plan – Draft v2_02.11.2021_Redacted’ dated 2 November 2021 and prepared by Grant Thornton UK LLP, located at reference 21.11 and 21.12 of the Data Room;

“Restricted Period” means the period of 12 months from the Completion Date;

“Rollover Sellers” means those persons set out in Schedule 2 of the Put and Call Option Deed (each a “Rollover Seller”);

“Rollover Sellers’ Representative” has the meaning given to it in clause 20.6;

“Run-off Policy” has the meaning given to it in clause 17.1;

“Securities Allocation Schedule” means the schedule in the agreed form setting out:

(a)

details of the Shares, Warrants, PIK Loan Notes and Management Loan Notes held by each of the Sellers, Tiger Financing and the Non-Seller Management Loan Note Holders (as applicable) on the date of this Agreement and, for illustrative purposes only, what the notional allocation of the Consideration (inclusive of the Cash Consideration and Consideration in the form of Purchaser

Securities owed to each Rollover Seller pursuant to clause 3.2.2), the PIK Loan Note Redemption Amount and the Management Loan Note Redemption Amount would be amongst the Sellers, Tiger Financing and the Non-Seller Management Loan Note Holders (as applicable and in accordance with the terms of this Agreement and the terms of the Management Loan Notes and PIK Loan Notes) assuming (i) all Warrants are exercised in full before Completion, (ii) Completion takes place on 31 December 2021; and

(b)	details of the aggregate Warrant Exercise Price payable by each Warrant Holder in respect of each of their Warrants;

(c)	details of the Warrant Tax Liability of each of the Warrant Holders; (d) details of each Loan Amount;

(e)	details of the Purchaser Securities Consideration to be received by each Rollover Seller and the corresponding number of Purchaser Securities to be issued and allocated to each Rollover Seller;

(f)

subject to it being updated by the Institutional Seller and delivered to the Purchaser prior to Completion in accordance with clause 8.1.2: (a) the Shares, PIK Loan Notes and Management Loan Notes held by each of the Sellers, Tiger Financing and the Non-Seller Management Loan Note Holders (as applicable) immediately prior to Completion (and following exercise of the Warrants); and (b) the final allocation of the Consideration (inclusive of the Cash Consideration and Consideration in the form of Purchaser Securities owed to each Rollover Seller pursuant to clause 3.2.2), the PIK Loan Note Redemption Amount and the Management Loan Note Redemption Amount amongst the Sellers, Tiger Financing and the Non-Seller Management Loan Note Holders (as applicable and in accordance with the terms of this Agreement and the terms of the Management Loan Notes and PIK Loan Notes amongst the Sellers, Tiger Financing and the Non-Seller Management Loan Note Holders (as applicable) on Completion;

“Sellers’ Solicitors” means Proskauer Rose (UK) LLP;

“Shares” means all the issued shares in the capital of the Company at Completion; “Subsidiaries” means the subsidiary undertakings of the Company at any relevant time (details of the subsidiary undertakings of the Company at the date of this Agreement being set out in Part 2 of Schedule 2) and a reference to a “Subsidiary” is a reference to any one of them;

“Taxation” or “Tax” means all forms of taxation, duties, contributions (including social security and national insurance contributions) and levies in each case in the nature of tax (including withholdings, deductions and liabilities to account in respect of Tax), whether of the United Kingdom or elsewhere in the world, and any penalties, fines, surcharges and interest arising in connection with any of the foregoing;

“Taxation Authority” means any government, state or municipality or any local, state, federal or other fiscal, revenue, customs, taxation or excise authority, body or official or any other authority (whether within or outside the United Kingdom) competent to impose, levy, assess, collect, determine liability for and/or administer Tax;

“Tax Warranties” means the Tax warranties given to the Purchaser pursuant to the terms of the Warranty Deed;

“Ticker Amount” has the meaning given to it in clause 3.1.2;

“Tiger Bidco” means Tiger Bidco Limited, incorporated in England and Wales with registered number 10164668 whose registered office is at Glovers House, Glovers End, Bexhill-On-Sea, East Sussex, TN39 5ES;

“Tiger Debtco” means Tiger Debtco Limited, incorporated in England and Wales with registered number 10163623 whose registered office is at Glovers House, Glovers End, Bexhill-On-Sea, East Sussex, TN39 5ES;

“Tiger Financing Account” means the bank account of Tiger Financing, with such details as are notified by it to (and verified by it with) the relevant parties to this Agreement for the purpose of receiving payments to be made to it on Completion under Schedule 3 and other payments under this Agreement;

“Tiger Financing Completion Payment” means an amount in £ equal to:

(a)

such amount of the Cash Consideration which is payable to the Tiger Financing, as is set out opposite the name of Tiger Financing in cell X74 of the ‘Jaguar SAS’ tab of the Securities Allocation Schedule; plus

(b)	the PIK Loan Note Redemption Amount;

“Transaction” means the sale and purchase of the Shares as contemplated by this Agreement;

“Transaction Documents” means this Agreement, the Warranty Deed, the Disclosure Letter and any other document or agreement to be entered into in connection with this Agreement;

“VAT” means value added tax as provided for in VATA or equivalent sales tax imposed in any jurisdiction outside the UK, and any tax imposed in substitution for it;

“VATA” means the Value Added Tax Act 1994;

“Warrant Deed” means the warrant instrument entered into by the Company on 3 March 2017;

“Warranties” means the Fundamental Warranties, the Business Warranties and the Tax Warranties, and a reference to “Warranty” shall be construed accordingly;

“Warrantors” means Jeffrey Sills, Antony Clish, Chris Ling, Richard Ullman and Nicholas Harrington-Simpson, Marguerite Gillougley, Jonathan Woodmansey, Michael Procyshyn, Steve Bowditch, James Firebrace, John Flack, Geoff Barnes, Matt Purdom, Mike Smith and Craig Davies;

“Warrants Deduction Amount” means the aggregate of: (i) the Warrant Exercise Price; and (ii) the Warrant Tax Liability, in each case payable by all Warrant Holders;

“Warrant Exercise Notice” means the warrant exercise notices to be served on the Company by each of the Warrant Holders immediately prior to Completion in respect of the Warrants, in such form as is to be agreed between the Purchaser and the Sellers in the period between the date of this Agreement and Completion;

“Warrant Exercise Price” means the amount payable by each Warrant Holder on exercise of the Warrants set out adjacent to each Warrant Holder’s name in column I (rows 54 - 75) of the ‘Jaguar SAS’ tab of the Securities Allocation Schedule;

“Warrant Holder” means the A1 Warrantholders and the A2 Warrantholders, as defined in the Warrant Deed;

“Warrants” means the A1 Warrants and the A2 Warrants of the Company, as defined in the Warrant Deed;

“Warrant Shares” means the number and class of Shares over which the Warrant Holders hold a Warrant as set out in columns F and G (rows 6 - 37) of the ‘Equity Ords + Cap Table’ tab of the Securities Allocation Schedule;

“Warrant Tax Liability” means the amount of income tax, employees’ or employer’s National Insurance contributions (or any equivalent in an overseas jurisdiction) for which any Group Company is liable to account to HMRC (or an overseas taxation authority) in respect of the exercise of the Warrants;

“Warranty Deed” means the warranty deed entered into between the Warrantors and the Purchaser on or around the date of this Agreement;

“W&I Insurance Policy” a buy-side warranty and indemnity insurance policy in the agreed form to be taken out by the Purchaser or any member of the Purchaser’s Group, in connection with the Warranties.

1.2	In this Agreement, unless the context requires otherwise:

1.2.1	use of the singular includes the plural and vice versa, and use of any gender includes the other genders;

1.2.2

a reference to any specific legislation includes a reference to that legislation as re-enacted, consolidated, replaced or amended; any previous legislation of which it is a re-enactment, consolidation, replacement or amendment; and any subordinate legislation made under any of the same (and “legislation” in this clause 1.2.2 includes any statute, statutory provision, regulation, rule or subordinate legislation); and

1.2.3	“undertaking” shall have the meaning given in section 1161 Companies Act 2006 save that for the purposes of this Agreement, an undertaking shall include a limited liability partnership.

1.3	In this Agreement, unless otherwise stated:

1.3.1	any reference to the parties or a recital, clause or schedule is to the parties (and permitted assignees) or the relevant recital, clause or schedule of or to this Agreement;

1.3.2	any reference in a schedule, to a part or a paragraph is to a part or a paragraph of that schedule or, where relevant, to a paragraph of that part of that schedule;

1.3.3	any reference to an amount in “£” is to an amount in pounds sterling and any reference to an amount in “$” is to the United States dollar;

1.3.4

any sum in any currency which is required to be construed, for the purposes of this Agreement, as a sum in any other currency shall, unless expressly stated otherwise, be regarded as converted into that other currency at the Exchange Rate on the date such amount is to be determined;

1.3.5

any reference to a “person” includes an individual, firm, partnership, body corporate, corporation, association, organisation, government, state, foundation and trust, in each case whether or not having separate legal personality;

1.3.6	any reference to a company’s “annual accounts” shall mean its annual accounts and reports within the meaning of section 471 Companies Act 2006 and shall include the notes to those accounts;

1.3.7	“financial year” shall be construed in accordance with section 390 Companies Act 2006;

1.3.8	“wholly-owned subsidiary” shall have the meaning given in section 1159(2) Companies Act 2006;

1.3.9

“group undertaking” and “subsidiary undertaking” shall have the respective meanings given in section 1161(5) and section 1162 Companies Act 2006, save that for the purposes of this Agreement, an undertaking shall be treated as a member of another undertaking if any of the shares in that other undertaking are registered in the name of another person (or its nominee) as security (or in connection with the taking of security) from the first undertaking or any of that first undertaking’s subsidiary undertakings;

1.3.10

any reference to an English legal term or concept, or any court, official, governmental or administrative authority or agency in England, includes in respect of any jurisdiction other than England a reference to whatever most closely approximates to it in that jurisdiction;

1.3.11	any reference to an individual includes a reference to his personal representatives, on whom this Agreement shall be binding;

1.3.12	any reference to “to the extent that” means “to the extent that”, and not solely “if” and similar expressions shall be construed in the same way;

1.3.13	if a period of time is specified and dates from a given day or the day of an act or event, such period shall be calculated exclusive of that day; and

1.3.14	references to times of the day are to London time unless otherwise stated and references to a day are to a period of 24 hours running from midnight to midnight.

1.4	In this Agreement, the clause, schedule and paragraph headings are included for convenience only and shall not affect the interpretation of this Agreement.

1.5

The schedules and recitals form part of this Agreement and shall have effect as if set out in full in the body of this Agreement and any reference to this Agreement includes the schedules and recitals.

1.6

Any reference in this Agreement to a document being “in the agreed form” means a document in a form agreed by the parties before the signing of this Agreement and either entered into on the date of this Agreement by the relevant parties or initialled or otherwise identified by the parties (or on their behalf) as being in the agreed form (including by email).

1.7

In this Agreement, the words “other”, “including”, “includes”, “include”, “in particular” and any similar words shall not limit the general effect of words that precede or follow them and the ejusdem generis rule shall not apply.

2.	AGREEMENT FOR SALE OF SHARES AND REDEMPTION OF LOAN NOTES

2.1

Subject to the terms of this Agreement, at Completion each Seller (save for the EBT Trustee Seller and the EBT Participant Sellers), as legal and beneficial owner, shall sell and the Purchaser shall purchase the Relevant Sale Shares, free from all Encumbrances, with full title guarantee and with all rights attaching to them at Completion and thereafter, including the right to receive all dividends and other distributions of whatever nature declared, made or paid after Completion.

2.2

Subject to the terms of this Agreement, at Completion: (i) each EBT Participant Seller shall sell and the Purchaser shall purchase the beneficial interest in all of the Shares in respect of which they have a beneficial interest, being their Relevant Sale Shares; and (ii) the EBT Trustee Seller shall sell and the Purchaser shall purchase the legal interest and any beneficial title the EBT Trustee Seller holds in such Relevant Sale Shares, in each case free from all Encumbrances and with full title guarantee and with all rights attaching to them at Completion and thereafter, including the right to receive all dividends and other distributions of whatever nature declared, made or paid in respect of any period after Completion.

2.3

Each EBT Participant Seller acknowledges and agrees that the EBT Trustee Seller is the legal owner of their Relevant Sale Shares and has full authority and power to transfer (and each EBT Participant Seller hereby authorises and directs the EBT Trustee Seller to transfer) the legal interest in their Relevant Sale Shares to the Purchaser in accordance with the terms of this Agreement and to execute any documents necessary to do so, including without limitation a share transfer form in favour of the Purchaser.

2.4

Each Seller covenants that he/she has the right to sell such Seller’s Relevant Sale Shares on the terms of this Agreement and unconditionally and irrevocably waives (and undertakes to procure the waiver of) all rights of pre-emption or similar rights over the Shares held by that Seller, whether conferred by the articles of association of the Company or in any other way so as to enable the sale of the Shares to the Purchaser and to enable the Purchaser to be registered as the holder of the Shares.

2.5

Each Loan Note Holder unconditionally and irrevocably consents to the redemption of the number and class of PIK Loan Notes or Management Loan Notes (as applicable) set out opposite their name in columns O - R (rows 6 - 37) of the ‘Equity Ords + Cap Table’ tab of the Securities Allocation Schedule.

2.6

Subject to receipt of such amount of the PIK Loan Note Redemption Amount or Management Loan Note Redemption Amount (as applicable) as is equal to the total amount set out opposite the name of each Loan Note Holder, in columns V and W (rows

54 - 75) of the ‘Jaguar SAS’ tab of the Securities Allocation Schedule in accordance with the terms of this Agreement, each such Loan Note Holder hereby irrevocably waives any further rights or claims that they may have in relation to such PIK Loan Notes or Management Loan Notes (as applicable).

3.	CONSIDERATION

3.1	The aggregate purchase price for the Shares (the “Consideration”) is the sum equal to:

3.1.1	£846,518,282.70;

3.1.2	plus an amount equal to the Daily Amount multiplied by the number of days elapsed from (but including) 1 October 2021 to (and including) the Completion Date) (the “Ticker Amount”);

3.1.3	less an amount equal to the aggregate of all Notified Leakage Amounts (if any);

3.1.4	less an amount equal to the PIK Loan Note Redemption Amount;

3.1.5	less an amount equal to the Management Loan Note Redemption Amount,

which shall be apportioned between the Sellers in the amounts set out opposite their respective names in column X (rows 54 - 75) of the ‘Jaguar SAS’ tab of the updated Securities Allocation Schedule delivered to the Purchaser by the Institutional Seller in accordance with clause 8.1.2.

3.2	The Consideration shall be satisfied by:

3.2.1

subject to clauses 4 and 5, payment in cash to each Seller of the amount that is set out against such Seller’s name in column X (rows 54 - 75) of the ‘Jaguar SAS’ tab of the updated Securities Allocation Schedule delivered to the Purchaser by the Institutional Seller in accordance with clause 8.1.2 (the “Cash Consideration”), such payment to be made and discharged in accordance with paragraphs 5.1.1 and 5.1.2 of Schedule 3; and

3.2.2

by the issue and allotment to the Rollover Sellers of such number of Purchaser Securities set out opposite each Rollover Seller’s respective name in column AJ (rows 54 - 75) of the ‘Jaguar SAS’ tab of the Securities Allocation Schedule pursuant to paragraph 5.2 of Schedule 3.

3.3

Any payment made by or on behalf of the Sellers in respect of a breach of any of the Warranties or any other payment made by it pursuant to this Agreement and/or the Warranty Deed shall be deemed to reduce the Consideration by an equivalent amount.

4.	LOAN REPAYMENT

Each EBT Participant Seller acknowledges his, her or its obligation to repay his, her or its respective Loan Amount to Tiger Bidco on Completion and irrevocably and unconditionally (i) directs the Purchaser to deduct an amount equal to his, her or its respective Loan Amount from the Cash Consideration payable to him, her or it and pay such amount to Tiger Bidco (on his, her or its behalf) and (ii) agrees that such payment to Tiger Bidco shall be in full and final settlement of his, her or its respective Loan Amount and the Purchaser’s obligation to pay such amount of Cash Consideration to him, her or it. The Parties agree that the Purchaser’s obligation to pay each of the Loan Amounts to Tiger Bidco shall be satisfied by the Purchaser paying each of the Loan Amounts to the Company Account in accordance with paragraph 5.1.5 of Schedule 3.

5.	WARRANT EXERCISE

5.1

Each Warrant Holder undertakes to exercise their Warrants prior to Completion through submission of a Warrant Exercise Notice to the Company and accordingly acknowledges their obligation to pay to the Company: (i) the Warrant Exercise Price due in respect of the Warrant Shares acquired by them on the exercise of their Warrants; and (ii) (where relevant) any associated Warrant Tax Liability. Accordingly each Warrant Holder in respect of their Warrants irrevocably and unconditionally authorises and directs the Purchaser to withhold from the Cash Consideration payable to him or her under clause 3.2.1:

5.1.1

an amount equal to their Warrant Exercise Price and to pay such amount to the Company on their behalf in satisfaction of the obligation of the relevant Warrant Holder to pay the relevant Warrant Exercise Price to the Company; and

5.1.2

an amount equal to any Warrant Tax Liability due pursuant to the exercise of the Warrants respectively and to pay such amounts to the Company and the Company shall account for such amount to HMRC (or any other taxation authority, as the case may be) within such time limits specified by HMRC for the payment of such amount.

6.	CONDITIONS TO COMPLETION

6.1	The sale and purchase of the Shares is conditional on the Condition having been satisfied.

6.2

The Purchaser undertakes and confirms to the Sellers that it will make the necessary submissions to the FCA in connection with, or required to satisfy, the Condition within 8 Business Days of the date of this Agreement.

6.3

The Purchaser undertakes to use its best endeavours at its own cost and expense to ensure that the Condition is satisfied as soon as possible after the date of this Agreement and in any event by no later than 5:00 p.m. on the date which is nine (9) months from the date of this Agreement or such later date as the Institutional Seller, Management Sellers’ Representative and Purchaser may jointly agree to in writing (the “Long Stop Date”).

6.4

Where the satisfaction of the Condition is subject to the satisfaction of any condition(s), obligation(s), modification(s) and/or undertaking(s) imposed by the FCA on the Purchaser, the Purchaser’s Group, an Additional Notice Giver and/or the Group (each a “Commitment”), the Purchaser shall procure (including by the provision of commitments or undertakings) that, subject to clause 6.5, the Purchaser’s Group, each Additional Notice Giver and/or Group shall comply with and/or satisfy any such Commitment as may be necessary to obtain approval for the transaction as envisaged by this Agreement as rapidly as possible (provided that any amendment, variation or modification of the terms of this Agreement shall require the prior written approval of the Institutional Seller and the Management Sellers’ Representative).

6.5

For the avoidance of doubt, a Commitment may include any Commitment that relates in any manner whatsoever to (i) any undertaking or business, activities or assets of any undertaking that is controlled by the Purchaser or any member of the Purchaser’s Group, or (ii) to any undertaking or business, activities or assets of the Company or the Group provided, however, that notwithstanding any provision of this Agreement, neither the Purchaser, any member of the Purchaser’s Group nor the Group shall be required to propose, undertake, negotiate, commit to, effect or agree to any such Commitment that the Purchaser reasonably believes is in contravention of any applicable law or regulation.

6.6	The Purchaser shall promptly disclose to the Institutional Seller and the Management Sellers’ Representative:

6.6.1

any fact, matter or circumstance (of which it, or any member of the Purchaser’s Group or any other person acquiring a significant interest and/or qualifying holding (directly or indirectly) by virtue of the Purchaser’s acquisition of the Shares on Completion (each an “Additional Notice Giver”) is or becomes actually aware) which will or is reasonably likely to prevent and/or delay the Condition from being fulfilled;

6.6.2

any indication (of which it, any member of the Purchaser’s Group or any Additional Notice Giver is or becomes actually aware) that the FCA may withhold its approval of, or raise an objection to, or impose any condition on the acquisition of control of the Group by the Purchaser, any members of the Purchaser’s Group and each Additional Notice Giver; and

6.6.3	any other material development, fact or matter regarding the fulfilment of the Condition of which it, any member of the Purchaser’s Group or any Additional Notice Giver becomes actually aware.

6.7

The Purchaser shall have primary responsibility for obtaining all consents and approvals of the FCA which are required to satisfy the Condition and shall take all steps necessary for that purpose. In particular, the Purchaser shall, and shall procure that each member of the Purchaser’s Group and each Additional Notice Giver shall, respond expeditiously to any request from the FCA for further information to satisfy any of the Conditions and supply such additional information as is required by the FCA.

6.8

The Institutional Seller and the Management Sellers undertake to provide all reasonable assistance, documentation and information to the Purchaser as may be required to enable the Purchaser to respond to questions or requests in connection with the FCA change in control filing.

6.9	The Purchaser undertakes to keep the Institutional Seller and the Management Sellers’ Representative fully and promptly informed as to progress towards satisfaction of the Condition and undertakes to:

6.9.1

provide the Institutional Seller with copies of all material filings, submissions, applications, notifications and communications to or with the FCA in relation to satisfying the Condition, including any supporting documentation or information reasonably requested by the Institutional Seller:

6.9.2

notify the Institutional Seller of any meeting or telephone conference with the FCA, and, where reasonably requested by the Institutional Seller and permitted by the FCA, allow persons nominated by the Institutional Seller to attend such meetings and telephone conferences with the FCA, and, where appropriate, to make oral submissions at such meeting or telephone conference; and

6.9.3

provide the Institutional Seller and the Management Sellers’ Representative, as soon as reasonably practicable, with copies of any written communication, and updates (written or oral) of the substance of any material oral communications with the FCA in relation to obtaining any consent, approval or action where such communications have not been independently or simultaneously supplied to the Institutional Seller and the Management Sellers’ Representative.

6.10

Notwithstanding the provisions of clause 6.9, to the extent any non-public information being submitted by the Purchaser to the FCA specifically relates to the Purchaser’s Group, or is reasonably considered by the Purchaser (acting reasonably and in good faith) to be confidential and commercially sensitive, that information (only) may be redacted by the Purchaser before it is shared with the Institutional Seller and the Management Sellers’ Representative pursuant to clause 6.9.

6.11

The Purchaser shall bear the cost of all filing fees and other costs incurred in relation to the satisfaction of the Condition. The Purchaser shall also bear all costs, penalties and fines resulting from not filing in any jurisdiction where it is determined that the Purchaser should alone or jointly with another party have filed in that jurisdiction and shall indemnify the Sellers on a £ for £ basis for any liabilities, losses, proceedings, claims, damages, costs and expenses of whatever nature which any of them may suffer as a result of the Purchaser not filing in any jurisdiction where it is determined that the Purchaser (alone or jointly with another party) should have filed.

6.12	If the Purchaser becomes aware of the satisfaction of the Condition it shall:

6.12.1	within one Business Day of becoming actually aware of that fact, give written notice to the Institutional Seller and the Management Sellers’ Representative that the Condition has been satisfied; and

6.12.2

within two Business Days of becoming actually aware of that fact, provide the Institutional Seller and the Management Sellers’ Representative with copies of the approvals received from the FCA in relation to the satisfaction of the Condition where such communications have not been independently or simultaneously supplied to the Institutional Seller.

6.13

The Purchaser undertakes that it shall not, and shall procure that no member of the Purchaser’s Group shall, at any time prior to Completion, either alone or acting in concert with others, enter into or agree to enter into any arrangement or agreement which is intended or (in the Purchaser’s opinion (acting reasonably and in good faith)) reasonably likely to prejudice or delay the satisfaction of the Condition.

6.14

If the Condition has not been fulfilled on or before the Long Stop Date, then without prejudice to any rights which any Party may have against any other Party pursuant to this Agreement, other than this clause 6 and the surviving provisions (which shall continue in full force and effect), this Agreement shall automatically terminate unless the Institutional Seller, the Management Sellers’ Representative and the Purchaser agree otherwise in writing.

7.	PRE-COMPLETION UNDERTAKINGS

7.1

Each Seller shall (so far as it is lawfully able and it is within its power and control to do so, including as a result of the exercise of its voting rights and any and all other powers vested in it from time to time) procure that, pending Completion or the earlier termination of this Agreement in accordance with its terms, each Group Company shall comply with the Pre-Completion Undertakings.

7.2	Nothing in clause 7.1 or Schedule 5 shall operate in any way so as to restrict or prevent (in respect of any Group Company):

7.2.1	the carrying out of any act or the undertaking of any matter in accordance with or as contemplated by the:

(a)	current (or any subsequent) annual budget of the Group;

(b)	Business Plan;

(c)	Capex Forecasts; or

(d)	Reorganisation Steps Papers;

7.2.2

any matter undertaken in an emergency or disaster situation (including in connection with the COVID-19 Pandemic), with the intention of minimising any adverse effect thereof on the Group and/or any Group Company (and of which the Purchaser is notified of the same in advance (to the extent reasonably practicable) or, if not reasonably practicable to do so, as soon as reasonably practicable thereafter);

7.2.3

carrying out any act which is in the ordinary course of the Group’s business (including ordinary course business capital expenditure) or the completion or performance of any obligations undertaken pursuant to any contract or arrangement entered into prior to the date of this Agreement;

7.2.4

the carrying out of any act or the undertaking of any matter necessary in order to ensure compliance with applicable laws, rules or regulations or as requested or required by any supervisory, regulatory or governmental body or authority or securities exchanges or similar;

7.2.5

committing to a regulatory authority to carry out any act or undertake any matter requested or required by it and the carrying out of any act resulting from such commitment, including any requirement for the Group to diversify its business;

7.2.6	the performance of any obligation that is expressly required under this Agreement (including the payment of any Permitted Leakage) or any other Transaction Document;

7.2.7

any matter undertaken at the written request or with the prior written approval or consent of the Purchaser with specific reference to this clause 7.2.7 (such approval not to be unreasonably withheld or delayed or conditioned having regard to the commercial interests of the Group);

7.2.8	the making by a Group Company of any payment pursuant to the Facility Agreement or otherwise in relation to or in connection with the Bank Debt; or

7.2.9	the making by a Group Company of any required payment of Taxation to a Taxation Authority.

7.3

The Purchaser shall not exercise any of its rights pursuant to this Clause 7, (including the right to refuse or approve any particular transaction or action) in such a manner as (in the Purchaser’s opinion (acting reasonably and in good faith)) is reasonably likely to disrupt unreasonably the efficient operations of a Group Company or which would otherwise have or be reasonably likely to have a material adverse effect on any Group Company or any of their respective businesses.

8.	CONSIDERATION ADJUSTMENT SCHEDULE AND SECURITIES ALLOCATION SCHEDULE

8.1	By no later than 5 Business Days prior to the Completion Date (and any deferred Completion Date where applicable pursuant to clause 9.4.1), the Institutional Seller shall deliver to the Purchaser:

8.1.1	a schedule (the “Consideration Adjustment Schedule”) setting out:

(a)	the amount of the Consideration (calculated in accordance with clause 3.1 and taking account (where relevant) of the amounts notified in accordance with the remainder of this clause 8.1.1);

(b)	the Ticker Amount;

(c)

the Notified Leakage Amounts (if any), together with reasonable information to the extent known (including the gross amount, nature of such Leakage, details of the currency and the identity of the recipient), to the best of the Institutional Seller’s knowledge, at that time regarding the nature of such Notified Leakage Amounts;

(d)	the final Bank Debt;

(e)	the PIK Loan Note Redemption Amount;

(f)	the Management Loan Note Redemption Amount;

(g)	each Loan Amount;

(h)	the Warrants Deduction Amount;

(i)	Institutional Seller Completion Payment; (j) Tiger Financing Completion Payment; and (k) the Company Completion Payment;

8.1.2

an updated Securities Allocation Schedule reflecting the Consideration Adjustment Schedule delivered in accordance with clause 8.1.1 above which sets out the allocation of the Consideration (including for each Rollover Seller the amount owing to such Rollover Seller as Cash Consideration to be satisfied in cash and the amount owing to such Rollover Seller as Purchaser Securities Consideration to be satisfied by the issue and allotment of Purchaser Securities), the PIK Loan Note Redemption Amount and the Management Loan Note Redemption Amount amongst the Loan Note Holders (as applicable) and any applicable deduction of the Loan Amount and/or Warrants Deduction Amount,

but provided that, save with the prior written consent of the Purchaser, no variation shall be made to aggregate proportion of the Consideration to be received by the Sellers in the form of Purchaser Securities Consideration as set out in the Put and Call Option Deed.

8.2

Each of the Management Sellers, Warrant Holders, the EBT Participant Sellers and the EBT Trustee Seller agree that (unless otherwise agreed with the Institutional Seller) any information relating to amounts payable to any other Seller under the Transaction Documents (including, without limitation, the Consideration Adjustment Schedule and the Securities Allocation Schedule) is confidential and that they shall only be entitled to receive and/or have access to it to the extent that the relevant information relates to that Seller (or in the case of the EBT Trustee Seller, the EBT Participant Sellers). For the avoidance of doubt, the Purchaser shall not, in any circumstance, be liable for or concerned with the calculation, apportionment or allocation between the Sellers of any amounts due under this Agreement (but provided that the foregoing shall not affect the obligations of the Purchaser pursuant to Schedule 3).

9.    COMPLETION

9.1

Subject to the satisfaction of the Condition, Completion shall take place on the Completion Date at the offices of the Sellers’ Solicitors, or such other place as the Institutional Seller and the Purchaser agree in writing.

9.2

Neither the Purchaser nor the Sellers shall be obliged to complete the sale and purchase of any of the Shares unless the purchase of all of the Shares and redemption of the PIK Loan Notes and the Management Loan Notes is completed simultaneously.

9.3	At Completion the Sellers and the Purchaser shall comply with their respective obligations set out in Schedule 3.

9.4

If any Seller or the Purchaser (the “Defaulting Party”) fails or is unable to comply with any of its obligations under Schedule 3 on the Completion Date then the Purchaser (if the failure or inability is on the part of any Seller) or the Institutional Seller and Management Sellers’ Representative acting together (if the failure or inability is on the part of the Purchaser) (the “Non Defaulting Party”) may elect to:

9.4.1

defer Completion (by written notice to the Defaulting Party) to a date (being a Business Day) not less than 10 Business Days nor more than 20 Business Days after that date (in which case the provisions of this clause 9.4 shall apply to Completion as so deferred); or

9.4.2	proceed to Completion so far as practicable but without prejudice to the Non- Defaulting Party’s rights where the Defaulting Party has not complied with its obligations under this Agreement.

9.5

If the Defaulting Party fails or is unable to comply with any of its obligations under Schedule 3 on any date to which Completion is deferred in accordance with clause 9.4.1, the Non-Defaulting Party shall have the right, in addition to its rights in clauses 9.4.1 and 9.4.2, to terminate this Agreement on such date by notice to the Defaulting Party.

9.6	To the extent that any party to the Put and Call Option Deed exercises either a put option or a call option thereunder, the parties thereto shall comply with their respective obligations thereunder.

9.7

The Rollover Sellers’ Representative shall have the right (but not the obligation) to exercise the put options pursuant to, and in accordance with, the Put and Call Option Deed, on behalf of each Rollover Seller.

10.	WARRANTIES

10.1

As at the date of this Agreement and as at Completion and subject always to clause 11, each of the Sellers (excluding the EBT Trustee Seller and the EBT Participant Sellers) severally (but not jointly nor jointly and severally) warrants in respect of such Seller and such Seller’s Relevant Sale Shares only (and not in respect of any other Sellers or other Shares):

10.1.1

it has full power and authority and, subject to satisfaction of the Condition, has obtained all necessary consents to enter into and perform the obligations expressed to be assumed by it under this Agreement (and any other agreement required to be entered into by it in connection with this Agreement, including, to the extent applicable, the Transaction Documents);

10.1.2	the Relevant Sale Shares are legally and beneficially owned by it free from all Encumbrances and are fully paid;

10.1.3	the obligations expressed to be assumed by it hereunder are legal, valid and binding on it in accordance with their terms;

10.1.4	there are no:

(a)	judgments, orders, injunctions or decrees of any Governmental Entity or court or arbitration tribunal outstanding against or affecting it;

(b)	law suits, actions or proceedings pending or, to its knowledge, threatened against or affecting it; or

(c)	investigations by any Governmental Entity which are pending or threatened against it,

and which, in any such case, will have a material adverse effect on the ability of it to execute and deliver, or perform, its obligations under this Agreement or any of the other Transaction Documents to which it is party.

10.2	As at the date of this Agreement and as at Completion and subject always to clause 11:

10.2.1	the EBT Trustee Seller warrants in respect of itself and its Relevant Sale Shares only (and not in respect of any other Sellers or other Shares):

(a)	it is a company duly incorporated, organized or established and validly existing under the laws of Jersey;

(b)

it has full power and authority and, subject to satisfaction of the Condition, has obtained all necessary consents to enter into and perform the obligations expressed to be assumed by it under this Agreement (and any other agreement required to be entered into by it in connection with this Agreement, including, to the extent applicable, the Transaction Documents);

(c)	the Relevant Sale Shares are legally owned by it (and beneficially owned by it (jointly with the EBT Participant Sellers)) and are otherwise free from all Encumbrances and are fully paid;

(d)	the obligations expressed to be assumed by it hereunder are legal, valid and binding on it in accordance with their terms; and

(e)	the execution, delivery and performance by it of this Agreement and each such other agreement and arrangement referred to herein (including the Transaction Documents) will not:

(i)	breach any provision of its constitutional documents ;

(ii)	result in a breach of, or constitute a default under, any agreement, instrument or arrangement to which it is a party or by which it is bound; or

(iii)	result in a breach of any law or order, judgment or decree of any court or Government Authority to which it is a party or by which it is bound.

(f)	there are no:

(i)	judgments, orders, injunctions or decrees of any Governmental Entity or court or arbitration tribunal outstanding against or affecting it;

(ii)	law suits, actions or proceedings pending or, to its knowledge, threatened against or affecting it; or

(iii)	investigations by any Governmental Entity which are pending or threatened against it,

and which, in any such case, will have a material adverse effect on the ability of it to execute and deliver, or perform, its obligations under this Agreement or any of the other Transaction Documents to which it is party;

(g)

no order has been made and no resolution has been proposed or passed for its winding up of or for a provisional liquidator to be appointed in respect of it and no petition has been presented for the purpose of its winding up;

(h)

no administration order has been made in respect of it and no petition or other application to the court for such an order has been presented or made and no administrator has been appointed (or notice of intention so to appoint filed in court) in respect of it;

(i)	no receiver (which expression will include an administrative receiver) has been appointed in respect of it or in respect of all or any material part of its assets;

(j)	no voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 in respect of it; and

(k)	no distress, execution or other process has been levied or threatened in respect of any of its assets;

10.2.2

each of the EBT Participant Sellers severally (but not jointly nor jointly and severally) warrants in respect of such EBT Participant Seller and such EBT Participant Seller’s Relevant Sale Shares only (and not in respect of any other Seller or other Shares):

(a)

he has full power and authority and, subject to satisfaction of the Condition, has obtained all necessary consents to enter into and perform the obligations expressed to be assumed by it under this Agreement (and any other agreement required to be entered into by him in connection with this Agreement, including, to the extent applicable, the Transaction Documents);

(b)	the Relevant Sale Shares are beneficially owned by him (jointly with the EBT Trustee Seller) free from all Encumbrances and are fully paid;

(c)

the obligations expressed to be assumed by him hereunder: (i) are legal, valid and binding on it in accordance with their terms; (ii) will not result in a breach of, or constitute a default under, any agreement, instrument or arrangement to which he is a party or by which he is bound; and (iii) will not result in a breach of any law or order, judgment or decree of any court or Government Authority to which he is a party or by which it is bound;

(d)	there are no:

(i)	judgments, orders, injunctions or decrees of any Governmental Entity or court or arbitration tribunal outstanding against or affecting him;

(ii)	law suits, actions or proceedings pending or, to its knowledge, threatened against or affecting him; or

(iii)	investigations by any Governmental Entity which are pending or threatened against him,

and which, in any such case, will have a material adverse effect on the ability of it to execute and deliver, or perform, its obligations under this Agreement or any of the other Transaction Documents to which it is party.

10.3

As at the date of this Agreement and as at Completion and subject always to clause 11, each of the Institutional Seller and Tiger Financing severally (but not jointly nor jointly and severally) warrants in respect of itself only:

10.3.1	it is a company duly incorporated, organized or established and validly existing under the laws of Luxembourg;

10.3.2	the execution, delivery and performance by it of this Agreement and each such other agreement and arrangement referred to herein (including the Transaction Documents to which it is party) will not:

(a)	breach any provision of its constitutional documents ;

(b)	result in a breach of, or constitute a default under, any agreement, instrument or arrangement to which it is a party or by which it is bound; or

(c)	result in a breach of any law or order, judgment or decree of any court or Government Authority to which it is a party or by which it is bound;

10.3.3

no order has been made and no resolution has been proposed or passed for its winding up of or for a provisional liquidator to be appointed in respect of it and no petition has been presented for the purpose of its winding up;

10.3.4

no administration order has been made in respect of it and no petition or other application to the court for such an order has been presented or made and no administrator has been appointed (or notice of intention so to appoint filed in court) in respect of it;

10.3.5	no receiver (which expression will include an administrative receiver) has been appointed in respect of it or in respect of all or any material part of its assets;

10.3.6	no voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 in respect of it; and

10.3.7	no distress, execution or other process has been levied or threatened in respect of any of its assets;

10.4	The Purchaser warrants to each Seller that as at the date of this Agreement and as at Completion:

10.4.1	it is a company duly incorporated, organized or established and validly existing under the laws of Jersey;

10.4.2

it has full power and authority and, subject to satisfaction the Condition, has obtained all necessary consents to enter into and perform the obligations expressed to be assumed by it under this Agreement (and any other agreement required to be entered into by it in connection with this Agreement, including, to the extent applicable, the Transaction Documents);

10.4.3	the obligations expressed to be assumed by it hereunder are legal, valid and binding on it in accordance with their terms;

10.4.4

the execution, delivery and performance by it of this Agreement and each such other agreement and arrangement referred to herein (including, to the extent applicable, the Transaction Documents) will not:

(a)	breach any provision of the constitutional documents of the Purchaser;

(b)	result in a breach of, or constitute a default under, any agreement, instrument or arrangement to which it is a party or by which it is bound; or

(c)	result in a breach of any law or order, judgment or decree of any court or Government Authority to which it is a party or by which it is bound;

10.4.5

neither the Purchaser nor any member of the Purchaser’s Group is subject to any order, judgment, direction, investigation or other proceedings by any Government Authority that will or is reasonably likely to delay the fulfilment of the Condition;

10.4.6	there are no:

(a)	judgments, orders, injunctions or decrees of any Governmental Entity or court or arbitration tribunal outstanding against or affecting it;

(b)	law suits, actions or proceedings pending or, to its knowledge, threatened against or affecting it; or

(c)	investigations by any Governmental Entity which are pending or threatened against it,

and which, in any such case, will have a material adverse effect on the ability of it to execute and deliver, or perform, its obligations under this Agreement or any of the other Transaction Documents to which it is party.

10.4.7	in relation to the Purchaser and each member of the Purchaser’s Group which is to be party to any agreement required to be entered into by or in connection with this Agreement:

(a)

no order has been made and no resolution has been proposed or passed for the winding up of or for a provisional liquidator to be appointed in respect of any of them and no petition has been presented for the purpose of winding up any of them;

(b)

no administration order has been made in respect of any of them and no petition or other application to the court for such an order has been presented or made and no administrator has been appointed (or notice of intention so to appoint filed in court) in respect of any of them;

(c)	no receiver (which expression will include an administrative receiver) has been appointed in respect of any of them or in respect of all or any material part of their respective assets;

(d)	no voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 in respect of any of them; and

(e)	no distress, execution or other process has been levied or threatened in respect of any of their respective assets; and

10.4.8

the Purchaser possesses and will at Completion possess sufficient committed and unconditionally and immediately available funds to complete the acquisition of the Shares and satisfy its other payment obligations in full at Completion in accordance with this Agreement, and its obligations to complete the acquisition of the Shares and repayment are not subject to or conditional upon any finance from any source;

10.4.9

No Seller shall be liable for any claim under this clause 10 to the extent that the Purchaser or any other member of the Purchaser’s Group (excluding the Group Companies) is, at the date of this Agreement, actually aware of any fact, matter, event or circumstance giving rise to the relevant claim. For this purpose, the Purchaser and the relevant members of the Purchaser’s Group shall be deemed to have knowledge of anything of which Anastasiya Short, Nicholas Vitanis, Fernando Castro-Caratini, Karen Dearing, Steve Mackewich and Aaron Weiss are actually aware.

11.	SELLERS’ LIABILITY

11.1

The obligations of the Sellers under the Transaction Documents shall be several (and not joint or joint and several obligations). In particular, each Seller shall only be liable in respect of those Warranties and/or undertakings given by it in respect of itself and its own obligations under this Agreement. For the avoidance of doubt, but without prejudice to the rights of the Purchaser under the W&I Insurance Policy, no Seller shall have any liability for a breach by any other Seller of that other Seller’s obligations under any of the Transaction Documents or in respect of any Leakage to, or on behalf of, or for the benefit of, any other Seller.

11.2

The maximum aggregate liability of each Seller in respect of all claims for breach of any Fundamental Warranty or otherwise under this Agreement (other than claims in respect of Leakage) in respect of all claims on any ground whatsoever (in the absence of its or his/her own fraud or dishonesty) shall not exceed the aggregate of the net Cash Consideration, the Purchaser Securities Consideration, the PIK Loan Note Redemption Amount and the Management Loan Note Redemption Amount actually received by that Seller, provided that for the avoidance of doubt this sub-clause 11.2 is without prejudice to the Warranty Deed and the rights of the Purchaser under the W&I Insurance Policy.

11.3

No claim may be brought by the Purchaser against (i) any Seller (excluding the EBT Trustee Seller and the EBT Participant Sellers) in respect of a breach of clause 10.1; (ii) the EBT Trustee Seller in respect of a breach of clause 10.2.1; (iii) the EBT Participant Sellers in respect of a breach of 10.2.2; and (iv) the Institutional Seller or Tiger Financing in respect of a breach of clause 10.3 unless:

11.3.1

notice is given to the relevant Seller(s) specifying in reasonable detail the matter which gives rise to such a claim on or before the date falling eighteen (18) months from the date of this Agreement; and

11.3.2

the Purchaser shall have commenced proceedings in respect of such claim (unless such claim has previously been settled or withdrawn) within six (6) months after (i) serving such notice(s) or (ii) if such claim is based upon a liability which is contingent only or is otherwise not capable of being quantified, the date on which such claim ceases to be contingent and becomes an actual liability or becomes capable of being quantified, as the case may be.

11.4

The Purchaser agrees that the EBT Trustee Seller is entering into this Agreement in its capacity as trustee of the EBT and the owner of the legal title and joint beneficial title to certain of the Shares. Notwithstanding any other provision of this Agreement, the aggregate liability of the EBT Trustee Seller for all claims under this Agreement shall be limited to the value of the aggregate capital assets of the EBT at the time when payment is due to be made by the EBT Trustee Seller in respect of such claim.

11.5

If, following Completion, the Purchaser becomes aware that there has been any breach of the Warranties or any other term of this Agreement, or any circumstances giving rise to a claim, the Purchaser shall not be entitled to terminate or rescind this Agreement or treat this Agreement as terminated, and the Purchaser hereby waives any and all rights of rescission it may have, now or in the future, in respect of any such matter.

11.6

If, in respect of any matter (other than in respect of fraud) which would give rise to a claim for breach under this Agreement, the Purchaser is entitled to claim, or has the benefit of a claim, under the W&I Insurance Policy (or any other insurance policy) then the Purchaser shall not be entitled to make a claim in respect of such matter against any Seller under this Agreement, unless and until the Purchaser has made a claim under the W&I Insurance Policy (or the relevant other insurance policy), used all reasonable endeavours to pursue the claim, and that claim has been settled, agreed or otherwise finally determined. The amount recoverable under such claim for breach under this Agreement shall be reduced by any amount which is recovered under the W&I Insurance Policy (or the relevant other insurance policy).

11.7

Nothing in this Agreement shall or shall be deemed to relieve or abrogate the Purchaser in respect of any claim of any common law or other duty to mitigate any loss or damage suffered in connection with a breach of any Fundamental Warranty.

11.8

No Seller shall be liable in respect of any claim to the extent that the subject of such claim has been made or is made good or is otherwise compensated for without cost to, and to the reasonable satisfaction of, the Purchaser.

11.9	The Sellers shall not be liable under any Transaction Document in respect of any loss of profit, loss of goodwill or any indirect, punitive or consequential losses.

11.10	The Purchaser shall not be entitled to recover from any Seller under any Transaction Document more than once in respect of the same loss or damage.

12.	LEAKAGE

12.1

Each Seller (in respect only of Leakage received by that Seller or that Seller’s Leakage Parties) severally undertakes to (i) pay to the Purchaser, within 15 Business Days of a valid written demand from the Purchaser to the relevant Seller(s), an amount equal to any Leakage actually received by that Seller or any Leakage Party of that Seller or in respect of which that Seller or any Leakage Party of that Seller has benefited after the Locked Box Date (and for these purposes, any Leakage falling within sub-paragraph (h) of the definition of Leakage shall be deemed to have been paid to the Sellers in proportion to the consideration due to them under clause 3.1) and (ii) if applicable to the Leakage (and unless otherwise agreed in writing by the Purchaser), terminate, cancel and rescind any and all agreements or commitments to the extent that they would give rise to any Leakage.

12.2

A Seller shall not be liable for any claim under clause 12.1 unless notice of a claim is given by the Purchaser to that Seller on or before the date falling six (6) months after the date of Completion.

12.3	The sole remedy of the Purchaser in respect of Leakage shall be that provided under clause 12.1 and the Purchaser shall only be entitled to recover once in respect of the same item of Leakage.

12.4

None of the Sellers shall be liable under clause 12.1 in respect of any Leakage to the extent of any related corresponding savings or actual realised net quantifiable benefit to the Purchaser or any Group Company arising from such Leakage (including, without limitation, where the amount (if any) by which Taxation for which the Purchaser or any Group Company would otherwise have been accountable or liable to be assessed is actually reduced or extinguished as a result of the matter).

12.5

The liability of each Seller under clause 12.1 shall not exceed the aggregate of any sums or value constituting Leakage which have been actually received by such Seller (or any Leakage Party of such Seller) or in respect of which such Seller (or any Leakage Party of such Seller) has benefited.

12.6

If, on or prior to Completion, the Sellers are aware of any amount that would be payable by any of the Sellers pursuant to clause 12.1 in respect of Leakage as at Completion, the Sellers shall notify the Purchaser in writing of the amount of such Leakage as soon as reasonably practicable after becoming aware of the same (the “Notified Leakage Amount”). The Parties acknowledge and agree that any Notified Leakage Amount shall be taken into account (£ for £) for the purposes of determining the Consideration in accordance with clause 3 and, accordingly, shall not be recoverable again after Completion as Leakage pursuant to this clause 12 (Leakage).

13.	PROTECTION OF GOODWILL AND TRADE SECRETS

13.1

Each Covenantor severally (not jointly or jointly and severally) undertakes to the Purchaser, each member of the Purchaser’s Group and the Group that he/she will not directly or indirectly at any time during the Restricted Period:

13.1.1

engage or be interested in any business in the United Kingdom which is carried on in competition with any part of the Business provided that nothing in this clause 13.1.1 shall prevent the Covenantors nor any of their Associates from holding for investment purposes only not more than five per cent of any class of the issued share or loan capital of any company quoted on a recognised investment exchange (as defined in the Financial Services and Markets Act 2000);

13.1.2

interfere or endeavour to interfere with the supply of goods or services, or the terms of supply of goods or services, to any Group Company by any person who is at the Completion Date, or at any time during the period of 12 months prior to the Completion Date, was a supplier to any Group Company; and

13.1.3

offer employment to any Material Employee or procure or facilitate the making of such an offer by any person, firm or company or entice or endeavour to entice any Material Employee to terminate their employment with the Company or any of the Subsidiaries provided always that this clause 13.1.3 shall only apply in relation to persons who were so employed at Completion and who were still so employed at the time of the relevant breach of this clause 13.1.3 and shall not prohibit soliciting by means of any general advertisement, or by means of a search firm or employment agency or responding to any unsolicited approach by any Material Employee;

in each case except (i) as directors, employees of or consultants of the Company, any of the Subsidiaries, or any member of the Purchaser’s Group; or (ii) in accordance with a prior waiver given by the Purchaser.

13.2	Each undertaking contained in this clause 13.1 shall be read and construed independently of the other undertakings and as an entirely separate and severable undertaking.

13.3

Whilst the undertakings in clause 13.1 are considered by the Purchaser and the Covenantors to be reasonable in all the circumstances, if any one or more should for any reason be held to be invalid, but would have been held to be valid if part of the wording were deleted, the undertakings shall apply with the minimum modifications necessary to make them valid and effective.

14.	PAYMENTS

14.1

Payments to be made to the Sellers (or any of them), Non-Seller Management Loan Note Holders and Tiger Financing under this Agreement shall be made in pounds sterling by electronic transfer of immediately available funds in accordance with paragraphs 5.1 and 6 of Schedule 3 (to such accounts specified in those paragraphs). For the avoidance of doubt, the Purchaser shall not, in any circumstance, be liable for or concerned with the calculation, apportionment or allocation between the Sellers of any amounts due under this Agreement (but provided that the foregoing shall not affect the obligations of the Purchaser pursuant to Schedule 3).

14.2

Payments to be made to the Purchaser under this Agreement shall be made in pounds sterling by electronic transfer of immediately available funds to the Purchaser’s Solicitors or to any other single account of which the Purchaser gives the Institutional Seller and Management Sellers’ Representative at least five Business Days’ notice from time to time.

14.3

Payment of any sum to a party’s solicitors or otherwise in accordance with clause 14.1 or clause 14.2 will discharge the obligations of the paying party to pay the sum in question and the paying party shall not be concerned to see the application of the monies so paid.

15.	NO SET OFF

15.1

The Purchaser shall not be entitled to set off any sum due by it to any Seller against any sum due by any Seller to the Purchaser under or in relation to this Agreement and shall procure that all monies payable to any Seller under or pursuant to this Agreement shall be paid in full without any deduction, set-off or counterclaim whatsoever and the Purchaser irrevocably waives any right to set-off or counterclaim against, or deduct from, any monies owed by it to any Seller.

16.	FURTHER ASSURANCE

16.1

Each of the Sellers and the Purchaser shall from time to time on being required to do so by another party, as soon as practicable following written request and at the sole cost and expense of the requesting party but for no additional consideration or payment, do or procure the doing of all such acts and/or execute or procure the execution of all such documents as are necessary so as to give full effect to this Agreement and any other documents entered into at Completion (or to such parts of the same as remain operative after termination). In particular, and without limitation to the generality of the forgoing, in the event any preference shares or other securities in the capital of the Company held by any Sellers (each an “Applicable Seller”) were purported to have been redeemed and/or cancelled on or before the date of this Agreement, but such redemption and/or cancellation was not effective, each Applicable Seller shall irrevocably transfer (or procure the transfer of) any and all rights or benefits that Applicable Seller may hold in respect of such preference shares and/or securities (including any rights or interest in any dividend, distribution or return of capital that has accrued but not been paid in cash prior to the date of this Agreement) to the Purchaser for the aggregate sum of £1, and shall irrevocably waive any and all claims that Applicable Seller has in respect of such shares, securities and/or redemption or cancellation (or the failure of such redemption or cancellation) against the Company, Purchaser and/or any of their respective directors, officers and/or Associates of the same.

16.2

Nothing in this Clause 16 shall require the EBT Trustee Seller to take any actions that would breach its fiduciary duties to beneficiaries of the EBT or would be in breach of the EBT Trust Deed or would put it in breach of any agreement it has entered into prior to execution of this Agreement.

17.	POST COMPLETION ARRANGEMENTS

17.1

The Purchaser shall procure that on Completion, a D&O run-off insurance policy (the “Run-off Policy”) is placed by the Group providing a minimum of seven years coverage from the Completion Date in relation to the Outgoing Directors in amounts which are not less than, and otherwise on terms which are no less favourable (as to scope of coverage or otherwise) to the D&O insurance cover maintained by the Group immediately before Completion . The Purchaser shall provide the Outgoing Directors with a copy of the terms and conditions of the Run-off Policy and proof of the premium payment. The Purchaser undertakes that it shall not take or omit to take (and shall procure that each Purchaser Group Company shall not take or omit to take) any action which has the effect of invalidating the Run-off Policy.

17.2

The Purchaser hereby unconditionally and irrevocably agrees to waive, with effect from Completion, to the maximum extent permitted by law, any claim or right of action, whether or not known to any party as at the date of this Agreement, against any Outgoing Director in connection with their appointment, employment or engagement with any Group Company, and the Purchaser shall procure that no Group Company shall bring any such claim against the Outgoing Directors (or any of them).

17.3	With effect from Completion, and save in respect of:

17.3.1	the obligations and liabilities owed to a Management Seller in his capacity as an employee or director of a Group Company;

17.3.2	any indemnities given by the Company or Park Holidays UK Limited to the EBT Trustee Seller pursuant to the EBT Trust Deed and the EBT Letter of Wishes; and

17.3.3	any liabilities or obligations pursuant to, and in accordance with, the Transaction Documents or for breach of the Transaction Documents,

each Seller hereby releases and discharges, and shall procure that each of its Associates (other than a Group Company) shall release and discharge, each member of the Group from any and all liabilities or obligations to that Seller or its Associates (other than a Group Company) and each Seller waives, and shall procure that each of its Associates (other than a Group Company) shall waive, any and all claims (in the absence of fraud) it has or may have against any member of the Group.

18.	ASSIGNMENT

18.1	This Agreement shall be binding on and enure for the benefit of the successors and permitted assignees of the parties and references to the parties shall be construed accordingly.

18.2	The Purchaser may not assign, transfer, charge or deal in any way with the benefit of, or any of their respective rights under or interest in, this Agreement except that the Purchaser may:

18.2.1

assign or transfer all or any of its rights and/or benefits under or its interest in this Agreement (together with all causes of action arising in connection with any of them) in whole or in part, with the prior written consent of the Institutional Seller;

18.2.2

assign or transfer all or any of its rights and/or benefits under or its interest in this Agreement (together with all causes of action arising in connection with any of them) in whole or in part, to and between to any member(s) of the Purchaser’s Group (a “Permitted Assignee”) but if such Permitted Assignee subsequently ceases to be a member of the Purchaser’s Group, the Purchaser shall procure that, prior to its ceasing to be such a member, such Permitted Assignee shall assign so much of the benefit of such rights, benefits and/or interest as has been assigned to it to the Purchaser or another member of the Purchaser’s Group; and/or

18.2.3

assign or transfer by way of security all or any of its rights or benefits under or its interest in this Agreement (together with all causes of action arising in connection with any of them) in whole or in part to any persons acting as third party finance, hedging or other credit provider or refinancing provider (and those benefits may further be assigned to any other financial institution by way of security for such borrowing or to any person entitled to enforce any such security) to the Purchaser (such persons being the “Finance Parties”) or any person or persons acting as trustee or agent for the Finance Parties and/or any other funding institution by way of security for the facilities made available to the Purchaser for the purposes of financing amounts payable under this Agreement, provided that no such assignment or transfer made prior to Completion shall be valid to the extent that (in the Purchaser’s opinion (acting reasonably and in good faith)) it would or would be reasonably likely to prevent or delay the satisfaction of the Condition.

18.3

The Sellers may not assign, transfer, charge or deal in any way with the benefit of, or any of their respective rights under or interest in, this Agreement except with the prior written consent of the Purchaser, save that the Institutional Seller may assign (in whole or in part) the benefit of this Agreement to:

18.3.1	any of its Associates;

18.3.2	any person or fund advised or managed by the same investment advisor or manager as the Institutional Seller;

18.3.3	any subsidiary or affiliate of any fund advised or managed by same investment advisor or manager as the Institutional Seller; or

18.3.4	any person or fund advised or managed by an affiliate of such investment advisor or manager.

18.4

Any permitted assignee pursuant to clause 18.2 may, subject to clause 18.5, enforce any right or benefit assigned to it as if it had been named in this Agreement as the Purchaser and may recover under it as if it had acquired the Shares for the Consideration and upon the other terms of this Agreement and had as a result sustained all diminutions of value, losses and expenses in consequence of such acquisition as have been sustained by the Purchaser and any subsequent holder of such Shares, including itself, as if they were all one entity which had retained the ownership of such Shares throughout.

18.5

Any assignee pursuant to clause 18.2 or 18.3, shall not be entitled to receive under this Agreement any greater amount than that to which the assignor would have been entitled and the Institutional Seller shall not be under any greater obligation or liability than if such assignment had never occurred

18.6	Any purported assignment in breach of this clause shall be void and confer no rights on the purported assignee.

19.	ANNOUNCEMENTS AND CONFIDENTIALITY

19.1

Each of the Sellers severally undertakes with the Purchaser, and the Purchaser undertakes with each of the Sellers, to keep confidential (except as expressly provided in this Agreement) at all times after the date of this Agreement, and not directly or indirectly reveal or disclose, any confidential information received or obtained as a result of entering into or performing, or supplied by or on behalf of a party in the negotiations leading to, this Agreement and which relates to:

19.1.1	information relating to the negotiations leading to the execution of this Agreement and/or any Transaction Document;

19.1.2	the subject matter and/or details of this Agreement or any agreement, document or arrangement entered into in connection with this Agreement; or

19.1.3	(in the Sellers’ case) the Purchaser or (in the Purchaser’s case) the Sellers.

19.2

Notwithstanding any other agreement entered into between the Purchaser or any member of the Purchaser’s Group and any member of the Group or any of the Sellers, the prohibition in clause 19.1, together with any other confidentiality restrictions or obligations imposed on the Purchaser or any member of the Purchaser’s Group, do not apply:

19.2.1

to information included in the press release and accompanying presentation in a form agreed between the Institutional Seller and the Purchaser (each acting reasonably) or required to be made public or filed with the New York Stock Exchange or the U.S. Securities and Exchange Commission;

19.2.2

in the case of the Purchaser, to information provided by the Purchaser to the bankers, lenders and/or underwriters of the Purchaser’s Group and their respective counsel on or after the date of this Agreement;

19.2.3	if the Institutional Seller, Management Sellers’ Representative and the Purchaser have each given their prior written consent to the disclosure; and

19.2.4

if disclosure is necessary by the Institutional Seller or Purchaser in order to comply with applicable legislation, regulatory requirements (including the rules or regulations of any applicable stock or investment exchange, and including for the avoidance of doubt the New York Stock Exchange and the U.S. Securities and Exchange Commission) or obtain tax or other clearances or consents from HMRC or other relevant Taxation Authority.

19.3

In addition the Sellers may disclose information otherwise required by clause 19.1 to be treated as confidential in the ordinary and proper course of their roles as employees, directors or consultants of any member of the Purchaser’s Group.

19.4	No party shall make any press release or other public announcement in connection with any of the transactions contemplated by this Agreement except:

19.4.1	an announcement in the agreed form or in any other form agreed by the Purchaser, the Management Sellers’ Representative and the Institutional Seller in writing; and/or

19.4.2

any announcement required by any applicable law or regulatory requirements to which any party is subject (including the London Stock Exchange plc, the New York Stock Exchange and the U.S. Securities and Exchange Commission) (provided that, unless such consultation is prohibited by legal or regulatory requirements, it is made only after consultation with the Purchaser or the Institutional Seller (as the case may be) and further provided that any required disclosure or announcement shall only be made to the minimum extent required).

19.5

With effect from the date of Completion, and subject to clause 19.2, each Seller undertakes to the Purchaser that it will not (and will procure that its Associates will not) at any time disclose or cause or permit to be disclosed to any person any Business Information and to use all reasonable endeavours to prevent the publication or disclosure of any Business Information.

19.6

The Management Sellers may disclose Business Information otherwise required by clause 19.5 to be treated as confidential in the ordinary and proper course of their roles as employees, directors or consultants of any member of the Purchaser’s Group.

20.	MANAGEMENT SELLERS’ REPRESENTATIVE

20.1

Each of the Management Sellers (including in their capacity as Covenantors and Warrant Holders (as applicable)), EBT Participant Sellers and Non-Seller Management Loan Note Holders confirm that the Management Sellers’ Representative (being Chris Ling, or any other Management Seller appointed as a replacement of the representative (the “Management Sellers’ Representative”)) be entitled to take any action under this Agreement on his/her behalf, and any such action shall be valid and effective as if it were taken by such Management Seller, EBT Participant Seller or Non-Seller Management Loan Note Holder on their own behalf.

20.2	Each of the Management Sellers shall procure that the Management Sellers’ Representative shall duly comply with the obligations of the Management Sellers’ Representative contained in this Agreement.

20.3

Any notice to be given under this Agreement to any Management Seller, EBT Participant Seller or Non-Seller Management Loan Note Holder (including in their capacity as Covenantors and Warrant Holders (as applicable)) may be given to the Management Sellers’ Representative by serving notice on the Management Sellers’ Representative in accordance with clause 21.

20.4

Any notice to be given under this Agreement by any Management Seller, EBT Participant Seller or Non-Seller Management Loan Note Holder may be given by the Management Sellers’ Representative but such notice shall only be valid if served in accordance with clause 21.

20.5

The Management Sellers, the EBT Participant Sellers and the Non-Seller Management Loan Note Holders (including in their capacity as Covenantors and Warrant Holders (as applicable)) agree that the Purchaser shall be entitled to rely on notices and consents given to and by the Management Sellers’ Representative under this Agreement as if given to and by each of the Management Sellers (or the relevant Management Seller, as appropriate, including the Covenantors and Warrant Holders in that capacity), each of the EBT Participant Sellers and each of the Non-Seller Management Loan Note Holders shall be entitled to rely on the exercise by the Management Sellers’ Representative of any of the other rights and powers conferred on him by this Agreement as if the relevant Management Seller is exercising such powers and authorities without further enquiry and irrespective of whether the exercise of any of those rights or powers in a particular way, or at all, is consented to or not by any Management Seller, EBT Participant Seller or Non-Seller Management Loan Note Holder (as applicable) and the Purchaser shall have no liability to any Management Seller, EBT Participant Seller or Non-Seller Management Loan Note Holder as a result of any such reliance. The appointment of the Management Sellers’ Representative shall be conclusively binding on each Management Seller, EBT Participant Seller and Non-Seller Management Loan Note Holder in favour of the Purchaser.

20.6

Each of the Rollover Sellers confirm that the Rollover Sellers’ Representative (being Chris Ling, or any other Rollover Seller appointed as a replacement of the representative (the “Rollover Sellers’ Representative”)) be entitled to take any action under this Agreement on his/her behalf, and any such action shall be valid and effective as if it were taken by such Rollover Seller on their own behalf and the provisions of clauses 20.2 to 20.5 above shall apply mutatis mutandis in respect of the power and authority of the Rollover Sellers’ Representative .

21.	NOTICES

21.1

Any notice or other communication to be given under this Agreement shall be in writing, shall be deemed to have been duly served on, given to or made in relation to a Party if it is left at the authorised address of that Party, posted by pre-paid registered airmail/first class/registered post addressed to that Party at such address, or sent by email and shall if:

21.1.1	personally delivered, be deemed to have been received at the time of delivery;

21.1.2

posted to an inland address in the United Kingdom, be deemed to have been received on the second Business Day after the date of posting and if posted to an overseas address, be deemed to have been received on the fifth Business Day after the date of posting; or

21.1.3

sent by email, deemed to have been received on receipt of the email in the recipient’s inbox (unless failure to receive is a result of a failure of the recipient’s IT systems, in which case when it appears as “sent” in the sender’s outbox), provided that where, in the case of delivery by hand, delivery occurs after 6 p.m. on a Business Day or on a day which is not a Business Day, receipt shall be deemed to occur at 9 a.m. on the next following Business Day.

21.2	For the purposes of this Clause 21, the authorised address and email of:

21.2.1	the Purchaser:

For the attention of: SCI Bidco Limited at Aztec Group House, 11-15 Seaton Place, St Helier, Jersey JE4 0QH

Email: aweiss@jaffelaw.com and Nicola.Heffernan@aztecgroup.co.uk with copies (which shall not constitute notice) to (i) Arthur Weiss at Jaffe Raitt Heuer & Weiss, P.C., 27777 Franklin Rd., Suite 2500, Southfield, MI 48034; and (ii) the Purchaser’s Solicitors for the attention of Ben Larkin & Vica Irani at Jones Day, 21 Tudor Street, LONDON, EC4Y 0DJ.; and (iii) Gary A. Shiffman at Sun Communities Inc., 27777 Franklin Road, Suite 200, Southfield, Michigan 48034, USA (gshiffman@suncommunities.com).

21.2.2	the Management Sellers (or any of them) and the Management Sellers’ Representative:

(a)	in respect of each Management Seller, at the relevant address and email address of such Management Seller as set out in Part 2 of Schedule 1; and

(b)	in respect of the Management Sellers’ Representative:

(i)	for the attention of: Chris Ling at [***]

Email: [***]

in each case with a copy (which shall not constitute notice) marked for the attention of Mark Gibson (mark.gibson@dwf.law) at One, Snowhill, Snow Hill Queensway, Birmingham B4 6GA

21.2.3	the Institutional Seller:

(a)	in respect of each of the Institutional Seller:

(i)	for the attention of: Dan Simon at the address of the Institutional Seller as set out in Part 1 of Schedule 1

Email: Daniel.Simon@icgam.com,

with a copy (which shall not constitute notice) marked for the attention of Andrew Wingfield (AWingfield@proskauer.com) and Liam Arthur (LArthur@proskauer.com) each of Proskauer Rose (UK) LLP at 110 Bishopsgate, London, EC2N 4AY.

21.3

The parties may from time to time notify each other of any other person or address for the receipt of notices or copy notices. Any such change shall take effect five Business Days after notice of the change is received or (if later) on the date (if any) specified in the notice as the date on which the change is to take place.

21.4	The provisions of this clause 21 shall not apply in relation to the service of process in any legal proceedings arising out of or in connection with this Agreement.

22.	GENERAL

No delay or omission by the Purchaser in exercising any right, power, privilege or remedy hereunder shall operate to impair such right, power, privilege or remedy or be construed as a waiver thereof and no single or partial exercise or non-exercise of any right, power, privilege or remedy shall in any circumstances preclude any further or other exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver of any right, power or remedy under this Agreement must be in writing and may be given subject to any conditions thought fit by the grantor.

Variation

22.1

No variation to this Agreement shall be of any effect unless it is agreed in writing and signed by or on behalf of the Purchaser, the Institutional Seller, the Management Sellers’ Representative and the EBT Trustee Seller.

Third Party Rights

22.2

Nothing in this Agreement is intended to confer on any person any right to enforce any term of this Agreement which that person would not have had but for the Contracts (Rights of Third parties) Act 1999 except that:

22.2.1

the Company, the Subsidiaries and their respective officers, employees, agents and consultants shall be entitled to enforce clause 22.11 and all other provisions of this Agreement necessary to give due effect to such rights,

22.2.2	each member of the Purchaser’s Group and the Group shall be entitled to enforce clause 13 and all other provisions of this Agreement necessary to give due effect to such rights; and

22.2.3	any assignee pursuant to clause 18.2 shall be entitled to enforce clause 18.4 and all other provisions of this Agreement necessary to give due effect to such rights,

but provided that this Agreement may be amended or varied by the parties in any way, or terminated, in accordance with its terms without any such person’s consent.

Waiver

22.3

No delay, failure or omission (in whole or part) in enforcing, exercising or pursuing any right, power, privilege, claim or remedy conferred by or arising under this Agreement or by law, shall be deemed to be, or be construed as, a waiver of that or any other right, power, privilege, claim or remedy, or operate so as to bar the enforcement, exercise or pursuance of that or any other right, power, privilege, claim or remedy, in any other instance at any other time.

Severance and Independent Advice

22.4

If any provision of this Agreement is found by any court or administrative or regulatory body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement which shall remain in full force and effect.

22.5

If any provision of this Agreement is so found to be invalid or unenforceable, but would be valid or enforceable if some part of the provision were deleted, restricted or limited in a particular manner, the provision in question shall apply with such deletions, restrictions or limitations as may be necessary to make it valid.

22.6	Each of the Sellers and the Purchaser acknowledges that he/it has entered into this Agreement on an arm’s length basis and that he/it has taken independent legal advice in so doing.

Cumulative Rights

22.7	The rights and remedies provided by this Agreement are cumulative and (except as otherwise provided in this Agreement) are not exclusive of any rights or remedies provided by law.

No Merger

22.8	The provisions of this Agreement shall remain in full force and effect notwithstanding Completion.

Counterparts

22.9

This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall not be effective until each of the parties has executed at least one counterpart.

Entire Agreement

22.10

This Agreement, the Transaction Documents, the EBT Letter of Wishes and any other documents required to be delivered or entered into at Completion under the terms of Schedule 3 constitute the whole and only agreement and understanding between the parties in relation to their subject matter. Except in the case of fraud, all previous agreements, understandings, undertakings, representations, warranties and arrangements of any nature whatsoever between the parties (or any of them) with any bearing on the subject matter of this Agreement, the Transaction Documents, the EBT Letter of Wishes and such other documents required to be delivered or entered into at Completion under the terms of Schedule 3 are superseded and extinguished (and all rights and liabilities arising by reason of them, whether accrued or not at the date of this Agreement, are cancelled) to the extent that they have such a bearing.

22.11

Except in the case of fraud, the Purchaser shall not, and shall procure that its Associates shall not, make any claim (and irrevocably and unconditionally waives any right to bring such a claim) against the Sellers, the Company and their respective officers, employees, agents and consultants in relation to the subject matter of this Agreement, the Transaction Documents and any other documents required to be delivered or entered into at Completion under the terms of Schedule 3 other than as expressly provided for in or pursuant to the terms of this Agreement, the Transaction Documents and/or such other documents.

Costs

Except as otherwise stated in this Agreement, each party shall bear its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and all other agreements forming part of the transactions contemplated by this Agreement. Without prejudice to the generality of the foregoing all stamp, transfer and registration taxes, duties and charges and all (if any) notarial fees payable in connection with the execution of this Agreement (and the sale of the Shares) shall be payable by the Purchaser.

Applicable Law, Jurisdiction and Service of Proceedings

22.12

The validity, construction and performance of this Agreement and any claim, dispute or matter (whether contractual or non-contractual) arising under or in connection with this Agreement or its enforceability shall be governed by and construed in accordance with the law of England and Wales.

22.13

Each party irrevocably submits to the exclusive jurisdiction of the courts of England and Wales over any claim, dispute or matter arising under or in connection with this Agreement or its enforceability or the legal relationships established by this Agreement (including non-contractual disputes or claims) and waives any objection to proceedings being brought in such courts on the grounds of venue or on the grounds that proceedings have been brought in an inconvenient forum. Each party further irrevocably agrees that a judgment in any proceedings brought in the courts of England and Wales shall be conclusive and binding upon each party and may be enforced in the courts of any other jurisdiction.

22.14

The Purchaser irrevocably appoints Aztec Financial Services (UK) Ltd of Forum 4, Solent Business Park, Parkway South, Whiteley, Fareham, Hampshire, PO15 7AD as its agent to receive on its behalf in England or Wales service of any proceedings arising out of or in connection with this Agreement. Such service shall be deemed completed on delivery to that agent (whether or not it is forwarded to and received by the Purchaser). If for any reason that agent ceases to be able to act as agent or no longer has an address in

England or Wales, the Purchaser shall promptly appoint another person as a replacement agent and shall give notice to the other parties of the new agent’s name and address within England and Wales within five Business Days of the new agent’s appointment along with a certified copy of the written acceptance of appointment by such new agent.

22.15	The Purchaser shall bear all costs, fees and disbursements associated with any agent appointed pursuant to clause 22.14.

22.16

The EBT Trustee Seller irrevocably appoints Intertrust (UK) Limited of 1 Bartholomew Lane, London, EC2N 2AX as its agent to receive on its behalf in England or Wales service of any proceedings arising out of or in connection with this Agreement. Such service shall be deemed completed on delivery to that agent (whether or not it is forwarded to and received by the EBT Trustee Seller). If for any reason that agent ceases to be able to act as agent or no longer has an address in England or Wales, the EBT Trustee Seller shall promptly appoint another person as a replacement agent and shall give notice to the other parties of the new agent’s name and address within England and Wales within five Business Days of the new agent’s appointment along with a certified copy of the written acceptance of appointment by such new agent.

22.17	The EBT Trustee Seller shall bear all costs, fees and disbursements associated with any agent appointed pursuant to clause 22.16.

22.18	Nothing in this Agreement shall affect the right to serve process in any manner permitted by law.

THIS AGREEMENT has been executed by or on behalf of the parties on the date at the top of page 1.

SCHEDULE 3

COMPLETION OBLIGATIONS

1.	The Sellers shall deliver or make available to the Purchaser:

1.1

transfer(s) of each Seller’s Relevant Sale Shares in favour of the Purchaser duly executed by each such Seller (in a form satisfactory to the Sellers and the Purchaser (acting reasonably and in good faith));

1.2

irrevocable powers of attorney, in the agreed form, in favour of the Purchaser duly executed by each Seller as a deed to enable the beneficiary (pending registration of the transfer of such Seller’s Shares) to exercise all voting and other rights attaching to each Seller’s Relevant Sale Shares;

1.3	a copy of the notice of redemption served by Tiger Debtco on each of the holders of the Management Loan Notes and PIK Loan Notes;

1.4

a deed of termination, in the agreed form, in respect of the shareholders’ agreement relating to the Company dated 17 December 2016 and made between, inter alia, the Company and the Sellers duly executed by the parties thereto;

1.5

the NatWest Security Release duly executed and dated by each of the parties thereto and any other DS1’s duly executed by the relevant charge in respect of any other legal charges (if any) registered against the titles of the Properties in Part 1 of Schedule 4;

1.6	the share certificates representing each Seller’s Relevant Sale Shares or an indemnity, in the agreed form, for any lost or missing share certificates, duly executed by the relevant Seller as a deed;

1.7	a copy of any execution power of attorney, pursuant to which any Transaction Document was signed by it; and

1.8	a Warrant Exercise Notice duly executed by each Warrant Holder.

2.

The Sellers will deliver to the Purchaser (or make available for inspection by it or its representatives) statutory registers or equivalent for each Group Company (to the extent in the possession of a Group Company) and any e-filing code(s) for Companies House of any Group Company.

3.	The Outgoing Directors will each sign and deliver to the Purchaser a resignation letter, in the agreed form, in respect of each Group Company of which he is a director.

4.	The Sellers shall cause a board meeting to be held of the Company at which:

4.1	the transfers of the Shares shall be approved for registration (subject to their being duly stamped, which shall be at the cost of the Purchaser);

4.2

the directors of the Company shall resolve to execute or sign each document to be executed or signed by or on behalf of it at Completion, authorising the execution or signing of those documents by each person signing on behalf of the Company.

5.	The Purchaser shall:

5.1	arrange for the electronic transfer (in immediately available funds) of:

5.1.1	the Company Completion Payment to the Company Account;

5.1.2	the Institutional Seller Completion Payment to the Institutional Seller Account;

5.1.3	the Tiger Financing Completion Payment to the Tiger Financing Account;

5.1.4	the Warrants Deduction Amount to the Company Account;

5.1.5	each of the Loan Amounts to the Company Account,

receipt of which shall fully discharge the Purchaser from its obligation to pay the Cash Consideration;

5.2

execute the Purchaser Securities Instrument and issue to each Rollover Seller such number of Purchaser Securities set out opposite each Rollover Seller’s respective name in column AJ (rows 54 - 75) of the ‘Jaguar SAS’ tab of the Securities Allocation Schedule which shall fully discharge the Purchaser from its obligation to pay the Purchaser Securities Consideration and, together with the obligations of the Purchaser pursuant to paragraph 5.1 of this Schedule 3, fully discharge the Purchaser from its obligation to pay the Consideration;

5.3	deliver loan note certificates with regard to the Purchaser Securities to the Rollover Sellers’ Representative and make the necessary entries in the Purchaser’s register of loan note holders;

5.4	deliver to the Sellers’ Solicitors:

5.4.1

a copy of the minutes of a meeting of the directors of the Purchaser (or equivalent valid authority) resolving that the Purchaser should enter into and complete this Agreement, and execute or sign each other document to be executed or signed by or on behalf of it at Completion, and authorising the execution or signing of those documents by each person signing on behalf of the Purchaser;

5.4.2	a duly executed copy of the W&I Insurance Policy;

5.5

pay or procure payment by electronic transfer (in immediately available funds) by, or on behalf of, the relevant Group Company of the Bank Debt in full (including all accrued and unpaid interest up to and including the date of Completion) to such account specified in the NatWest Security Release (in accordance with the terms of the NatWest Security Release); and

5.6	deliver or make available to the Sellers satisfactory evidence of the due fulfilment of the Condition (to the extent not provided before Completion).

6.	Promptly following (and in any event no more than 1 Business Day following) Completion the Purchaser will procure the payment by electronic transfer (in immediately available funds) by the Company to:

6.1

each Seller (other than the Institutional Seller) to their Bank Account an amount equal to the Cash Consideration (less any Warrants Deduction Amount and less any Loan Amount, in each case in respect of that Seller) and Management Loan

Note Redemption Amount as is payable to them and set out opposite each of their names in column AB (rows 54 - 75) of the ‘Jaguar SAS’ tab of the updated Securities Allocation Schedule; and

6.2

each Non-Seller Management Loan Note Holder to their Bank Account an amount equal to the Management Loan Note Redemption Amount as is payable to them and set out opposite each of their names in column Y (rows 81 - 90) of the ‘Jaguar SAS’ tab of the updated Securities Allocation Schedule; and

6.3	Tiger Bidco an amount equal to the Loan Amounts.

SCHEDULE 5

PRE-COMPLETION UNDERTAKINGS

With effect from the date of this Agreement until Completion, no Group Company shall (without the prior written consent of the Purchaser):

1.	admit any person as a member (whether by subscription, transfer or transmission);

2.	grant any option or right to subscribe for any of its shares or other securities convertible into its shares;

3.

change its issued share capital in any way (including any increase or reduction of its share capital, creation or allotment of new shares or the conversion, redemption or repurchase of shares) or any rights attached to any of its shares;

4.	materially amend the constitutional documents of any member of the Group;

5.	declare, pay or make any dividend or other distribution or capitalise any reserves;

6.

save as required pursuant to the Facility Agreement, grant, create or allow to arise any charge, security, lien or encumbrance over any of its assets (other than charges arising by operation of law in the ordinary and usual course of trading);

7.

incorporate or liquidate or dissolve (including the commencement of any proceedings or passing of any resolution in respect of any liquidation or dissolution) any subsidiary undertaking or effect any hive-up or hive-down;

8.	make any acquisition of an interest in any entity, undertaking, business or real property where the value of such entity, undertaking, business or real property is equal to or greater than £10,000,000

9.	materially modify or terminate any material rights under any Material Contract;

10.

amalgamate or merge with any other company or business undertaking, or enter into any joint venture, partnership, consortium or similar arrangement (save in respect of any arrangements relating to the implementation of electric charging points);

11.

save as in the ordinary course of business and unless any such policy is subject to renewal, alter any policy of insurance or permit any policy of insurance to lapse so as to result in a Group Company’s assets and property being insured on terms less favourable than those policies of insurance maintained by them as at the date of the Agreement;

12.

dispose of any real property or interests in real property that is material to the continued operation of the Business, and in any event make no disposal of any real property or interest in real property where such disposal is below market value or, other than in the ordinary course of business, make no disposal of any real property or interest in real property where such disposal has a value in excess £10,000,000;

13.	engage or employ any person earning an annual aggregate salary in excess of £250,000, other than in the ordinary course of business;

14.

enter into any agreement, arrangement or understanding pursuant to which any employee or officer of the Group is entitled to any commission or bonus in respect of the transactions contemplated by this Agreement or which otherwise give rise to any Leakage;

15.	institute and litigation, arbitration, prosecution or other legal proceedings (other than normal debt collection or otherwise in the ordinary course of business);

16.	change the date to which its annual accounts are prepared;

17.	appoint or remove any director;

18.

incur or commit to incur any capital expenditure (except for capital expenditure in respect of the construction of bases) on any individual item in excess of £500,000 or which, when aggregated with all capital expenditure incurred by it and all other Group Companies since the date of this Agreement, exceeds £1,000,000;

19.	other than in the ordinary and usual course of trading, sell, license or otherwise dispose of any material asset or part of the undertaking of any Group Company;

20.	make or permit any material change in the nature, organisation or scope of the Business including the discontinuing or ceasing to operate any part of the Business;

21.	change the tax residency or tax status of a Group Company;

22.	change tax or accounting principles, policies or procedures of a Group Company; or

23.	agree to do any of things referred to in paragraphs 1 to 22 (inclusive) above.

PURCHASER

Signed by Nicola Heffernan	)
for and on behalf of	)
SCI BIDCO LIMITED	)	/s/ Nicola Heffernan
	)	Director/Duly Authorised Signatory

[ Signature Page to the SPA ]

INSTITUTIONAL SELLER

Signed for and on behalf of Tiger VI Investment	)	/s/ Daniel Simon
S.à r.l by its attorney Daniel Simon	)
under a power of attorney dated 11 November	)
2021)

TIGER FINANCING

Signed for and on behalf of Tiger VI Financing	)	/s/ Daniel Simon
S.à r.l by its attorney Daniel Simon	)
under a power of attorney dated 11 November	)
2021)

[ Signature Page to the SPA ]

EBT TRUSTEE SELLER

Signed by for and on behalf of	)
Intertrust Employee Benefit Trustee Limited	)
	)	/s/ Peter Le Maistre
	)	Name: Peter Le Maistre
	)	Duly Authorised Signatory

	)	/s/ Nemone Harvey
	)	Name: Nemone Harvey
	)	Duly Authorised Signatory

EBT PARTICIPANT SELLERS

Signed by Chris Ling	)
)
)
)

Signed by Craig Davies by his attorney	)
under a power	)
of attorney dated 3 November 2021)
)

[ Signature Page to the SPA ]

EBT TRUSTEE SELLER

Signed by	)
for and on behalf of Intertrust Employee Benefit	)
Trustee Limited
)
	)	Director/Duly Authorised Signatory

EBT PARTICIPANT SELLERS

Signed by Chris Ling	)	/s/ Christopher Ling
)
)
)

Signed by Craig Davies by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 3 November 2021)
)

[ Signature Page to the SPA ]

MANAGEMENT SELLERS

Signed by Craig Davies by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 3 November 2021)
)

Signed by Adrian Fawcett by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 5 November 2021)
)

Signed by Michael Procyshyn by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 3 November 2021)
)

Signed by Martin Seemann by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 3 November 2021)
)

Signed by Stephen Bowditch by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 4 November 2021)
)

[ Signature Page to the SPA ]

Signed by Alistair Bissett by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 6 November 2021)
)

Signed by John Flack by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 9 November 2021)
)

Signed by James Firebrace by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 6 November 2021)
)

Signed by Matthew Purdom by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 5 November 2021)
)

Signed by Jonathan Woodmansey by his	)	/s/ Christopher Ling
attorney Christopher Ling under	)
a power of attorney dated 11 November 2021)
)

[ Signature Page to the SPA ]

Signed by Marguerite Gillougley by her	)	/s/ Christopher Ling
attorney Christopher Ling under	)
a power of attorney dated 4 November 2021)
)

Signed by Michael Smith by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 8 November 2021)
)

Signed by Geoffrey Barnes by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 5 November 2021)
)

Signed by Nicholas Harrington-Simpson by	)	/s/ Christopher Ling
his attorney Christopher Ling under	)
a power of attorney dated 8 November 2021)
)

Signed by Richard Ullman by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 3 November 2021)
)

Signed by Alasdair Loch by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 3 November 2021)
)

[ Signature Page to the SPA ]

Signed by Antony Clish by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 4 November 2021)
)

Signed by Jeffrey Sills	)	/s/ Jeffrey Sills
)
)
)

[ Signature Page to the SPA ]

WARRANT HOLDERS

Signed by Jeffrey Sills	)	/s/ Jeffrey Sills
)
)
)

Signed by Antony Clish by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 4 November 2021)
)

Signed by Alasdair Loch by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 3 November 2021)
)

Signed by Nicholas Harrington-Simpson by	)	/s/ Christopher Ling
his attorney Christopher Ling under	)
a power of attorney dated 8 November 2021)
)

Signed by Richard Ullman by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 3 November 2021)
)

Signed by Geoffrey Barnes by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 5 November 2021)
)

[ Signature Page to the SPA ]

Signed by Michael Smith by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 8 November 2021)
)

Signed by Marguerite Gillougley by her	)	/s/ Christopher Ling
attorney Christopher Ling under	)
a power of attorney dated 4 November 2021)
)

Signed by Matthew Purdom by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 5 November 2021)
)

Signed by Jonathan Woodmansey by his	)	/s/ Christopher Ling
attorney Christopher Ling under	)
a power of attorney dated 11 November 2021)
)

Signed by James Firebrace by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 6 November 2021)
)

Signed by John Flack by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 9 November 2021)
)

[ Signature Page to the SPA ]

Signed by Stephen Bowditch by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 4 November 2021)
)

Signed by Alistair Bissett by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 6 November 2021)
)

Signed by Martin Seemann by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 3 November 2021)
)

Signed by Michael Procyshyn by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 3 November 2021)
)

Signed by Adrian Fawcett by his attorney	)	/s/ Christopher Ling
Christopher Ling under a power	)
of attorney dated 5 November 2021)
)

[ Signature Page to the SPA ]

NON-SELLER MANAGEMENT LOAN NOTE HOLDERS

Signed by Deborah Jayne Purdom by her	)	/s/ Christopher Ling
attorney Christopher Ling under	)
a power of attorney dated 5 November 2021)
)

Signed by Natalie Emma Procyshyn by her	)	/s/ Christopher Ling
attorney Christopher Ling under	)
a power of attorney dated 5 November 2021)
)

Signed by Michelle Kim Harrington-Simpson	)	/s/ Christopher Ling
by her attorney Christopher Ling	)
under a power of attorney dated 8 November	)
2021)

Signed by Ross James Gillougley by his	)	/s/ Christopher Ling
attorney Christopher Ling under	)
a power of attorney dated 4 November 2021)
)

Signed by Fiona Margaret Ullman by her	)	/s/ Christopher Ling
attorney Christopher Ling under	)
a power of attorney dated 3 November 2021)
)

[ Signature Page to the SPA ]

Signed by Angela Lorraine Woodmansey by	)	/s/ Christopher Ling
her attorney Christopher Ling under	)
a power of attorney dated 11 November 2021)
)

Signed by Dominique Jemima Jane Firebrace	)	/s/ Christopher Ling
by her attorney Christopher Ling	)
under a power of attorney dated 3 November	)
2021)

Signed by Claire Louise Barnes by her	)	/s/ Christopher Ling
attorney Christopher Ling under	)
a power of attorney dated 5 November 2021)
)

Signed for and on behalf of Advest Capital	)	/s/ Christopher Ling
Management Ltd by its attorney	)
Christopher Ling under a power	)
of attorney dated 5 November 2021)

Signed by Lucinda Jane Ling by her	)	/s/ Christopher Ling
attorney Christopher Ling under	)
a power of attorney dated 3 November 2021)
)

[ Signature Page to the SPA ]